                                  SCHEDULE 14A
                                (RULE 14A - 101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[X]  Preliminary proxy statement                [ ] Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     Children's Comprehensive Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock
          ----------------------------------------------------------------------


     (2)  Aggregate number of securities to which transactions applies:
          7,228,942 shares of Common Stock outstanding, plus options and warrants to purchase 608,108 shares of Common Stock
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          $6.00 per outstanding share of Common Stock, plus an aggregate of $1,880,886 to be paid with respect to in-the-money options
          ----------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:
          $45,254,538
          ----------------------------------------------------------------------

     (5)  Total fee paid:
          $9,051
          ----------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                   [CCS LOGO]

                         3401 WEST END AVENUE, SUITE 400
                           NASHVILLE, TENNESSEE 37203

                                                              ____________, 2001

Dear Shareholder:

         I am writing to you about our proposed merger. Under the terms of the proposed merger, a wholly owned subsidiary of KIDS Holdings, Inc., a Tennessee corporation, will merge with Children's Comprehensive Services, Inc. CCS will continue to exist after the merger, but it will be a wholly owned subsidiary of KIDS Holdings. On the effective date of the merger, each share of CCS common stock will be converted into the right to receive $6.00 in cash. The merger is described more fully in the attached proxy statement.

         The CCS board of directors has called a special meeting of CCS shareholders to be held on _____________, _______________, 2001, at ____ _.m., local time, at ______________________, located at ______________, Nashville,
Tennessee, for the purpose of considering the merger. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement. Approval of the proposal requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of CCS common stock. To approve the merger agreement, you MUST vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. IF YOU DO NOT VOTE AT ALL, YOUR NON-VOTE WILL, IN EFFECT, COUNT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER.

         The close of business on September 25, 2001 is the record date for the determination of the shareholders entitled to notice of and to vote at the special meeting and any adjournment thereof. Only shareholders of record on that date are entitled to notice of, and to vote at, the special meeting and any adjournment thereof. A list of these shareholders will be open for examination at the principal executive offices of CCS beginning two business days after notice of the special meeting has been given and at the special meeting.

         All shareholders are invited to attend the special meeting in person. Whether or not you plan to attend, in order that your shares may be represented at the special meeting, please complete, sign and date the enclosed proxy and return it in the enclosed envelope as soon as possible. If you attend the special meeting in person, you may, if you wish, vote personally on all matters brought before the special meeting even if you have previously returned your proxy.

         The attached proxy statement provides detailed information about the merger. Please give this information your careful attention.

         The CCS board of directors believes that the merger is in the best interest of CCS and its shareholders and has unanimously approved the merger agreement and recommends that all shareholders vote FOR approval of the merger agreement.

                                    Sincerely,


                                    William J Ballard
                                    Chairman of the Board of Directors

                                   [CCS LOGO]

                         3401 WEST END AVENUE, SUITE 400
                           NASHVILLE, TENNESSEE 37203

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON ___________, 2001

To Our Shareholders:

         Notice is hereby given that a special meeting of shareholders of Children's Comprehensive Services, Inc. will be held at __________________________, located at ____________________, Nashville,
Tennessee, on _________, ___________, 2001, at ____ _.m., local time, for the following purposes:

         (1) To consider and vote upon a proposal to approve the Agreement for Statutory Merger, dated August 8, 2001, between KIDS Holdings, Inc., Ameris Acquisition, Inc., and CCS pursuant to which CCS will become a wholly owned subsidiary of KIDS Holdings; and

         (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on September 25, 2001 are entitled to notice of and to vote at the special meeting. Holders of shares of CCS common stock held of record at the close of business on the record date are entitled to one vote per share on each matter considered and voted on at the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of CCS common stock entitled to vote at the special meeting is required to approve the merger agreement. A list of shareholders as of the record date will be open for examination at the principal executive offices of CCS beginning two business days after notice of the special meeting has been given and at the special meeting.

         THE CCS BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         The attached proxy statement provides detailed information about the merger. Please give this information your careful attention.

         Your vote is important, regardless of the number of shares you own. To ensure that your shares are represented at the special meeting, we urge you to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the special meeting in person. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the special meeting. You may vote in person at the special meeting, even if you have previously returned a proxy.

                                    By Order of the Board of Directors,


                                    John C. Edmunds
                                    Secretary

Nashville, Tennessee
___________, 2001

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.

                         3401 WEST END AVENUE, SUITE 400
                           NASHVILLE, TENNESSEE 37203

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

         The board of directors of Children's Comprehensive Services, Inc. is sending you this proxy statement in connection with the solicitation of proxies for approval of a proposed merger of CCS with Ameris Acquisition, Inc., a wholly owned subsidiary of KIDS Holdings, Inc. Under the terms of the proposed merger, CCS would merge with Ameris and CCS would continue to exist after the merger as a wholly owned subsidiary of KIDS Holdings. The CCS shareholders would receive $6.00 per share in cash. At the special meeting of CCS shareholders to be held at __________________________, located at ____________________, Nashville,
Tennessee, on _________, ___________, 2001, at ____ _.m., local time, the CCS shareholders will be asked to approve the Agreement for Statutory Merger, dated August 8, 2001, between KIDS Holdings, Ameris and CCS, and to vote on such other matters as may properly come before the special meeting or any adjournment thereof.

         This proxy statement describes the terms and conditions of the merger agreement and includes, as Appendix A, a copy of the merger agreement. This proxy statement has first been mailed on or about __________, 2001 to all shareholders of record at the close of business on September 25, 2001.

         The merger cannot be completed unless the merger agreement is approved by the holders of a majority of the outstanding shares of CCS common stock. Please take the time to vote by completing the enclosed proxy card and mailing it as soon as possible, even if you plan to attend the meeting. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement. If you do not vote at all, or if you abstain, your non-vote will, in effect, count as a vote against the merger agreement and the merger.

         THE CCS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER..............................................................................ii
SUMMARY OF THE PROXY STATEMENT.......................................................................................1
   The Companies.....................................................................................................1
   The Merger........................................................................................................2
   Recommendation of the CCS Board of Directors......................................................................2
   Opinion of CCS's Financial Advisor................................................................................2
   Vote Required.....................................................................................................2
   The Special Meeting...............................................................................................2
   Interests of Certain Persons in the Merger........................................................................3
   Federal Income Tax Considerations.................................................................................3
   Conditions to the Merger..........................................................................................3
   Termination of the Merger Agreement...............................................................................3
   Termination Fee...................................................................................................3
   Restrictions on Alternate Transactions............................................................................3
   Regulatory Approvals..............................................................................................3
   No Dissenters' Rights.............................................................................................4
THE SPECIAL MEETING OF SHAREHOLDERS..................................................................................5
   General...........................................................................................................5
   Date, Time and Place..............................................................................................5
   Matters to be Considered at the Special Meeting of Shareholders...................................................5
   Record Date.......................................................................................................5
   Voting of Proxies.................................................................................................5
   Vote Required.....................................................................................................5
   Quorum; Abstentions...............................................................................................6
   Solicitation of Proxies and Expenses..............................................................................6
THE MERGER...........................................................................................................7
   General Description of the Merger.................................................................................7
   Background of the Merger..........................................................................................7
   Reasons for the Merger; Recommendation of the CCS Board of Directors.............................................10
   Opinion of CCS's Financial Advisor...............................................................................11
   Interests of Certain Persons in the Merger.......................................................................15
   Regulatory Approvals.............................................................................................17
   Federal Income Tax Considerations................................................................................17
   No Dissenters' Rights............................................................................................18
   Delisting and Deregistration of CCS Common Stock Following the Merger............................................18
THE MERGER AGREEMENT AND RELATED AGREEMENTS.........................................................................19
   The Merger.......................................................................................................19
   Effective Date...................................................................................................19
   Directors and Officers of CCS After the Merger...................................................................19
   Conversion of CCS Shares in the Merger...........................................................................19
   CCS Stock Options and Warrants...................................................................................19
   The Exchange Agent; Exchange of CCS Stock Certificates for Cash..................................................20
   Representations and Warranties...................................................................................20
   Covenants of the Parties.........................................................................................22
   No Solicitation of Transactions..................................................................................22
   Director and Officer Indemnification and Insurance...............................................................23
   Conditions to the Merger.........................................................................................24
   Termination of the Merger Agreement..............................................................................26
   Expenses and Termination Fee.....................................................................................26
   Related Agreements...............................................................................................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......................................................28
   Certain Beneficial Owners........................................................................................28
   Security Ownership of Management.................................................................................29
SHAREHOLDER PROPOSALS...............................................................................................30
ADDITIONAL INFORMATION..............................................................................................30

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: AS A CCS SHAREHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive $6.00 in cash for each share of CCS common stock that you hold.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the merger, you will receive instructions explaining how to exchange your CCS stock certificates for cash.

Q: WHEN WILL I RECEIVE PAYMENT FOR MY SHARES?

A: Immediately following the effective date of the merger, each shareholder will receive a letter of transmittal from the exchange agent. Please complete the letter of transmittal in its entirety and return it with your stock certificate(s) to the exchange agent. The exchange agent will process your letter of transmittal and, if properly completed, the exchange agent will forward payment by check in the U.S. mail within ____ business days of receipt by the exchange agent of all materials.

Q: WHAT ARE THE TAX CONSEQUENCES TO ME OF THE MERGER?

A: Each CCS shareholder will recognize gain or loss with respect to each share of CCS stock he or she holds in an amount equal to the difference between $6.00 and his or her adjusted tax basis in the shares of CCS stock.

Q: WHEN WILL THE MERGER BE EFFECTIVE?

A: If the shareholders approve the merger agreement at the special meeting, the merger will be effective promptly thereafter, provided that the other conditions to the merger have been satisfied. The special meeting is scheduled for __________, ____________, 2001 at ____ _.m., local time.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this proxy statement, please complete, date, sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement. If you do not vote at all, or if you abstain, your non-vote will, in effect, count as a vote against the merger agreement. You may also attend the meeting in person instead of submitting a proxy.

Q: CAN I CHANGE MY VOTE AFTER MAILING MY PROXY?

A: Yes. You may change your vote by delivering a signed notice of revocation or a later-dated, signed proxy card to the Secretary of CCS before the special meeting, or by attending the special meeting and voting in person.

Q: WHO CAN I CALL WITH QUESTIONS?

A: If you are a CCS shareholder with questions about the merger, please call Donald B. Whitfield at (615) 250-0000.

                         SUMMARY OF THE PROXY STATEMENT

         The following summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read the entire proxy statement, including the appendices, and the other documents we refer to for a more complete understanding of the merger.

THE COMPANIES

KIDS Holdings, Inc.
Ameris Acquisition, Inc.
1114 17th Avenue South
Nashville, Tennessee 37212
(615) 327-4440

         KIDS Holdings and Ameris are Tennessee corporations formed for the purpose of completing the merger. The shareholders of KIDS Holdings are Michael
G. Lindley, Sam J. Lewis, Jr., J. Rainer Twiford and Martin Weber. Ameris is a wholly owned subsidiary of KIDS Holdings.

         KIDS Holdings and Ameris currently have no assets or operations. KIDS Holdings and Ameris intend to borrow substantially all of the funds required to complete the merger. The total estimated cost to complete the merger, including the purchase price for shares of CCS common stock, cash to be paid to the holders of options and warrants to purchase CCS common stock, repayment of CCS's outstanding indebtedness, expenses incurred in connection with the transaction, and severance payments to current employees of CCS, is $65.0 million to $70.0 million. Of this amount, Ameris has received commitments from two lenders to finance $44.0 million and $____ million, respectively, of the cost of the proposed merger. These financing commitments are subject to numerous conditions, including:

         - CCS's owned facilities attaining minimum requirements for earnings before interest, taxes, depreciation and amortization;

         -        Ameris obtaining at least $500,000 of equity financing;

         - the shareholders of KIDS Holdings providing at least $500,000 of personal guarantees;

         - no material adverse change in CCS's business, financial condition, or prospects or in the collateral securing the financing;

         -        completion of satisfactory due diligence;

         - the completeness, accuracy and continued validity of all information submitted to the lenders by Ameris;

         -        the closing of the merger no later than November 9, 2001; and

         -        other customary conditions.

         In addition, contemporaneously with the closing of the merger, Ameris intends to sell certain of CCS's assets to third parties for an aggregate purchase price of approximately $___ million. The third parties have received commitments to finance $___ million of the purchase price of these assets. These financing commitments are subject to conditions similar to those described above. The ability of KIDS Holdings and Ameris to complete the merger is dependent, in part, upon their receipt of the proceeds from these asset sales. There can be no assurance that Ameris or these third parties will be able to obtain the financing required to complete the merger, or that Ameris will be able to complete the asset sales contemporaneously with the closing of the merger.

Children's Comprehensive Services, Inc.
3401 West End Avenue, Suite 400
Nashville, Tennessee 37203
(615) 250-0000

         CCS provides a broad spectrum of education, treatment and juvenile justice services in both residential and non-residential settings for at-risk youth who have severe psychiatric disorders or who are emotionally disturbed, behavior disordered, developmentally delayed, learning disabled or medically fragile. CCS provides these services through the operation and management of non-residential specialized education programs and day treatment programs and both open and secure residential treatment centers in 14 states. CCS also provides consulting, management and marketing services for Helicon, Incorporated, a not-for-profit corporation, which has similar programs in California and Tennessee. With an average census of 3,550 for the fiscal year ended June 30, 2001, CCS is one of the largest for-profit providers of education, treatment and juvenile justice services for at-risk youth in the United States.

THE MERGER (See page 7)

         CCS, KIDS Holdings and Ameris have entered into a merger agreement that provides for the merger of CCS with Ameris. As a result, CCS will become a wholly owned subsidiary of KIDS Holdings and each share of CCS common stock will be exchanged for $6.00 in cash.

RECOMMENDATION OF THE CCS BOARD OF DIRECTORS (See page 10)

         The CCS board of directors has approved the merger agreement and determined that the terms and conditions of the merger are fair to, and in the best interest of, CCS and its shareholders. The CCS board of directors unanimously recommends that CCS shareholders vote "FOR" approval of the merger agreement.

OPINION OF CCS'S FINANCIAL ADVISOR (See page 11)

         In deciding to approve the merger agreement, the CCS board of directors considered the opinion of its financial advisor, McDonald Investments Inc. On August 7, 2001, McDonald Investments delivered its oral opinion to the CCS board of directors, which was subsequently confirmed in writing, that, as of such date, the consideration to be received by the CCS shareholders in the merger was fair to the CCS shareholders from a financial point of view. The full text of McDonald Investments' written opinion, dated August 7, 2001, is attached to this proxy statement as Appendix B. We encourage you to read the opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered, and limitations on the review undertaken.

VOTE REQUIRED (See page 5)

         The affirmative vote of the holders of a majority of the outstanding shares of CCS common stock is required to approve the merger agreement. CCS shareholders are entitled to cast one vote for each share of CCS common stock owned at the close of business on September 25, 2001. Pursuant to a voting agreement, the members of the CCS board of directors have agreed to vote approximately 9.8% of the CCS common stock outstanding on September 25, 2001 for approval of the merger agreement. As of September 25, 2001, directors and executive officers of CCS and their affiliates owned an aggregate of 744,513 shares of CCS common stock (exclusive of any shares issuable upon the exercise of options or warrants), or approximately 10.3% of the shares of CCS common stock outstanding.

THE SPECIAL MEETING (See page 5)

         The special meeting of CCS shareholders will be held at __________________________, located at ____________________, Nashville,
Tennessee, on _________, ___________, 2001, at ____ _.m., local time. CCS shareholders may vote at the special meeting if they owned shares of CCS common stock at the close of business on

September 25, 2001. In order for us to complete the merger, a majority of the outstanding shares of CCS common stock must vote to approve the merger agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (See page 15)

         When considering the recommendation of the CCS board of directors, you should be aware that the directors and executive officers of CCS have interests in the merger that are different from, or in addition to, yours. In particular, unvested options held by executive officers will automatically vest in connection with the merger and Ameris has entered into noncompetition agreements and lease agreements with certain directors and executive officers of CCS that will only become effective if the merger is consummated. In addition, under existing employment agreements and salary continuation agreements, certain of the executive officers of CCS are entitled to severance payments in the event their employment is terminated after the merger is completed.

FEDERAL INCOME TAX CONSIDERATIONS (See page 17)

         The merger will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and other tax laws. For federal income tax purposes, each CCS shareholder will recognize gain or loss with respect to each share of CCS common stock they exchange in the merger in an amount equal to the difference between $6.00 and the CCS shareholder's adjusted tax basis in the CCS common stock exchanged in the merger.

CONDITIONS TO THE MERGER (See page 22)

         The respective obligations of the parties to complete the merger are subject to the prior satisfaction or waiver of conditions specified in the merger agreement. If either of the parties waives any conditions, we will consider the facts and circumstances at that time and determine whether closing of the merger requires a resolicitation of proxies from CCS shareholders. In addition, the ability of KIDS Holdings and Ameris to complete the merger is dependent on their ability to obtain necessary financing.

TERMINATION OF THE MERGER AGREEMENT (See page 23)

         The merger agreement may be terminated under circumstances that are described in "The Merger Agreement and Related Agreements - Termination of the Merger Agreement."

TERMINATION FEE (See page 25)

         If the merger agreement is terminated under the circumstances described under "The Merger Agreement and Related Agreements - Expenses and Termination Fee," CCS has agreed to pay KIDS Holdings and Ameris a termination fee equal to the lesser of (i) $1.0 million and (ii) 50% of the difference between $6.00 and the consideration per share to be paid in the superior proposal, multiplied by the number of shares of CCS common stock outstanding as of the date the merger agreement is terminated.

RESTRICTIONS ON ALTERNATE TRANSACTIONS (See page 22)

         The merger agreement prohibits CCS from soliciting or participating in discussions with third parties about transactions alternative to the merger, except as discussed in "The Merger Agreement and Related Agreements - No Solicitation of Transactions."

REGULATORY APPROVALS (See page 17)

         In connection with the merger, CCS and Ameris are required to obtain certain consents, approvals, and authorizations from various federal, state, and local governmental and regulatory agencies that issue licenses, permits and certifications for CCS's facilities and programs. These consents and approvals must be obtained prior to the effective date of the merger or, in certain instances, within a specified period following the effective date of the merger.

NO DISSENTERS' RIGHTS (See page 18)

         Under Tennessee law, CCS shareholders are not entitled to dissenters' rights in the merger.

                       THE SPECIAL MEETING OF SHAREHOLDERS

GENERAL

         We are furnishing this proxy statement to holders of CCS common stock in connection with the solicitation of proxies by the CCS board of directors for use at the special meeting of CCS shareholders, to be held on _____________, _______________, 2001, and any adjournment of that meeting.

DATE, TIME AND PLACE

         The special meeting will be held on ______________, 2001 at ___ _.m., local time, at ___________________, located at _________________________,
Nashville, Tennessee.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING OF SHAREHOLDERS

         At the special meeting and any adjournment thereof, CCS shareholders will be asked:

         - to consider and vote upon a proposal to approve the merger agreement; and

         - to transact such other business as may properly be brought before the special meeting or any adjournment of the special meeting.

RECORD DATE

         The CCS board of directors has fixed the close of business on September 25, 2001 as the record date for determination of the CCS shareholders entitled to notice of and to vote at the special meeting.

VOTING OF PROXIES

         CCS requests that its shareholders complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. Brokers holding shares in "street name" may vote the shares only if the shareholder provides instructions on how to vote. Brokers will provide instructions to beneficial owners on how to direct the broker to vote the shares. All properly executed proxies that CCS receives prior to the vote at the special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, in favor of the merger agreement. The CCS board of directors does not currently intend to bring any other business before the special meeting, and the CCS board of directors is not aware of any other matters to be brought before the special meeting. If other business properly comes before the special meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

         A shareholder may revoke his or her proxy at any time prior to its use:

         - by delivering to the Secretary of CCS a signed notice of revocation or a later-dated, signed proxy; or

         -        by attending the special meeting and voting in person.

Attendance at the special meeting does not in itself constitute the revocation of a proxy.

VOTE REQUIRED

         As of the close of business on September 25, 2001, there were 7,228,942 shares of CCS common stock outstanding and entitled to vote. The holders of a majority of the shares of CCS common stock outstanding as of the close of business on September 25, 2001 must vote in favor of the merger agreement for it to be approved. CCS shareholders have one vote per share of CCS common stock owned on the record date.

         As of September 25, 2001, directors and executive officers of CCS and their affiliates beneficially owned an aggregate of 744,513 shares of CCS common stock (exclusive of any shares issuable upon the exercise of options or warrants), or approximately 10.3% of the shares of CCS common stock outstanding on that date. Pursuant to a voting agreement, the directors of CCS have agreed to vote all shares of CCS common stock owned by them in favor of the merger agreement. As of September 25, 2001, the directors and executive officers of KIDS Holdings and Ameris owned 24,831 shares of CCS common stock.

QUORUM; ABSTENTIONS

         The required quorum for the transaction of business at the special meeting is a majority of the shares of CCS common stock issued and outstanding on the record date. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Because approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of CCS common stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement. In addition, the failure of a CCS shareholder to return a proxy or otherwise vote will have the effect of a vote against approval of the merger agreement. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this proxy statement without the owners' specific instructions. Accordingly, CCS shareholders are urged to return the enclosed proxy card marked to indicate their vote.

SOLICITATION OF PROXIES AND EXPENSES

         In addition to solicitation by mail, the directors, officers and employees of CCS may solicit proxies from CCS shareholders by telephone, facsimile or in person. No additional compensation will be paid to directors, officers or employees of CCS for any solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. The expenses of soliciting proxies, including expenses related to the printing and mailing of this proxy statement, will be borne by CCS.

                                   THE MERGER

         This section of the proxy statement describes material aspects of the proposed merger. Although we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read the entire merger agreement, which is attached to this proxy statement as Appendix A, carefully and in its entirety for a more complete understanding of the merger.

GENERAL DESCRIPTION OF THE MERGER

         If the CCS shareholders approve the merger agreement, and all other conditions to the merger are satisfied or waived, Ameris will be merged with CCS, with CCS being the surviving corporation. Following the merger, CCS will operate as a wholly owned subsidiary of KIDS Holdings. Pursuant to the terms of the merger agreement, at the effective date of the merger, each outstanding share of CCS common stock will be converted into the right to receive $6.00 in cash. We anticipate that the merger will be effective on or about _________, 2001, which we refer to as the effective date.

BACKGROUND OF THE MERGER

         In connection with its review of CCS's operations and financial performance during the first quarter of CCS's fiscal year ending June 30, 2001, the CCS board of directors began focusing, in particular, on changes at CCS and in the industry in which CCS operates, and the effect of these changes on the price of CCS common stock. The issues discussed included operational difficulties CCS had experienced, the lack of institutional interest in companies with a market capitalization similar to CCS's, the lack of significant trading volume in CCS's common stock, the fact that no nationally recognized securities firms provided current research reports on CCS, the disfavor within the capital markets of the privatization industry, and the capital constraints that were limiting CCS's ability to grow. As a result of these discussions, on August 23, 2000, the CCS board of directors determined to explore various strategic alternatives to maximize shareholder value and authorized the senior management of CCS to engage a financial advisor to assist in that process. During September 2000, the senior management of CCS met with several investment banking firms to discuss the engagement.

         On September 20, 2000, a representative of Morgan Keegan & Company, Inc. notified Bass, Berry & Sims, outside legal counsel to CCS, that a group of individuals were interested in making a bid to acquire CCS for an undisclosed price. On September 28, 2000, Morgan Keegan delivered to Bass, Berry & Sims a written offer from the group of individuals, which included Michael G. Lindley, Sam J. Lewis, Jr., J. Rainer Twiford, Martin Weber and H. Neil Campbell, a former executive officer of CCS, to acquire all of the outstanding shares of CCS common stock for $4.50 per share. The offer was conditioned on financing, completion of satisfactory due diligence, and the receipt of "mutually agreeable" consulting and non-competition agreements with William J Ballard, our chief executive officer, and Amy S. Harrison, our president.

         On October 4, 2000, the CCS board of directors met to discuss the offer from the Lindley group and the discussions that the senior management of CCS had conducted with financial advisory firms. The CCS board of directors met again on October 7, 2000 and authorized the senior management of CCS to engage McDonald Investments to assist the CCS board of directors with its review of strategic alternatives. The CCS board of directors determined to consider the offer from the Lindley group as part of the CCS board of directors' review of CCS's strategic alternatives.

         On October 9, 2000, CCS executed an engagement letter with McDonald Investments and, on October 10, 2000, issued a press release announcing that it had engaged McDonald Investments to advise the CCS board of directors in evaluating strategic alternatives that could maximize shareholder value, including a possible sale of CCS in whole or in part. Also on October 10, 2000, a representative of McDonald Investments contacted Morgan Keegan to inform them that CCS would consider the Lindley group's offer as part of CCS's review of strategic alternatives. On October 11, 2000, Mr. Lindley issued a press release announcing that the Lindley group previously had delivered to CCS an offer to acquire all of the outstanding shares of CCS common stock.

         On October 31, 2000, the CCS board of directors met with representatives of McDonald Investments to discuss possible strategic alternatives for CCS. The alternatives discussed included continuing to pursue CCS's existing initiatives and growth plans while seeking to maximize shareholder value through strategic acquisitions and possible repurchases of CCS common stock, and a potential sale of CCS in whole or in part. The CCS board of directors determined to evaluate a potential sale of CCS and authorized McDonald Investments to solicit indications of interest from potential acquirors.

         Between October 31, 2000 and December 20, 2000, McDonald Investments contacted potential interested parties, including Mr. Lindley. In response to those contacts, CCS entered into confidentiality agreements containing customary standstill and non-solicitation provisions with 18 companies and provided those companies with information regarding CCS. The Lindley group declined to enter into a confidentiality agreement with CCS and was not provided with the information that was distributed to other interested parties.

         In response to McDonald Investments' request of each potential acquiror for written indications of interest indicating the potential acquiror's valuation for CCS, a proposed transaction structure, and potential sources of financing, CCS received non-binding preliminary indications of interest from six potential acquirors, including the Lindley group. On December 20, 2000, the CCS board of directors considered the preliminary indications of interest and determined to proceed with additional due diligence and negotiations with three interested parties. The three interested parties were selected based primarily upon their proposed valuation ranges for CCS, which included a minimum low end valuation of approximately $4.35 per share and a maximum high end valuation of approximately $7.75 per share. The CCS board of directors determined not to pursue a transaction with the Lindley group at that time because the Lindley group's proposed maximum high end valuation for CCS, $5.00 per share, was below the others.

         During January and February 2001, the senior management of CCS met with two of the three interested parties selected for further negotiations at the December 20, 2000 CCS board meeting and with two additional interested parties that had not previously submitted an indication of interest. The other potential acquiror selected for further negotiations declined to continue discussions. McDonald Investments also continued to have discussions with various persons about submitting indications of interest for an acquisition of CCS. Following these meetings and additional due diligence, three of the four interested parties advised CCS that they were not interested in pursuing a business combination with CCS.

         On February 20, 2001, CCS received a non-binding proposal from a publicly held company to acquire CCS for $5.75 per share in cash. The proposal was conditioned on financing, completion of satisfactory due diligence, and negotiation of definitive agreements. After several weeks of negotiations and due diligence, the potential acquiror advised CCS that it would be unable to obtain financing on acceptable terms to complete the proposed transaction. In that regard, the potential acquiror suggested a revised structure pursuant to which CCS and the acquiror would merge in a transaction that would result in the CCS shareholders receiving a combination of cash and shares of stock in a to-be-formed publicly traded real estate investment trust that would hold CCS's and the acquiror's real estate related assets. The CCS board of directors determined that the proposed revised transaction was not in the best interest of CCS and its shareholders, and advised the potential acquiror that it did not intend to pursue the proposed transaction on the revised terms.

         On March 19, 2001, CCS received an indication of interest from a privately held competitor of CCS. Pursuant to the proposed transaction, CCS would merge with the competitor and remain an independent publicly traded company. Following its review of the terms of the proposed merger, including particularly the relative valuations proposed for CCS and the competitor, and the financial condition of the competitor, the CCS board of directors determined that the proposed merger was not in the best interest of CCS and its shareholders.

         On April 4, 2001, CCS received an indication of interest from a privately held strategic buyer indicating that it and an entity affiliated with the Lindley group were interested in acquiring CCS for $5.50 to $6.00 per share. The strategic buyer had submitted an indication of interest prior to the December 20, 2000 meeting of the CCS board of directors, but the CCS board of directors determined not to pursue the proposed transaction because the proposal involved only certain of CCS's assets. The April 4, 2001 indication of interest was based on numerous assumptions concerning CCS, stated that the potential acquirors had not determined the structure of the proposed transaction or how CCS's assets, liabilities and operations would be divided between the potential acquirors, and did not include evidence of financing. McDonald Investments asked the entity affiliated with the Lindley group to enter into a confidentiality agreement and that entity returned the agreement with a number of material changes that were unacceptable to the CCS board of directors. Based on these and other factors, the CCS board of directors determined that it was not in the best interest of CCS and its shareholders to commence negotiations regarding a proposed transaction at that time.

         On May 17, 2001, the strategic buyer and Ameris Acquisition, LLC, a limited liability company controlled by the shareholders of KIDS Holdings, submitted a non-binding indication of interest to acquire all of the outstanding shares of CCS common stock for $6.00 per share. The indication of interest described the basic structure of the transaction and was accompanied by "highly confident letters" and other indications of financing. On May 23, 2001, the CCS board of directors met to discuss the proposal and directed the senior management of CCS to commence negotiations with the strategic buyer and Ameris regarding the $6.00 per share proposal. The CCS board of directors also authorized the senior management of CCS to negotiate an exclusivity agreement pursuant to which CCS would enter into exclusive negotiations for a period of approximately 30 days.

         On May 29, 2001, the CCS board of directors met to consider the terms of the proposed exclusivity agreement and to discuss the terms of the proposed transaction. On June 12, 2001, the senior management of CCS met with representatives of the potential acquirors to discuss the terms of the exclusivity agreement and the proposed transaction. On June 14, 2001, the parties entered into an exclusivity agreement providing that CCS would negotiate exclusively with the strategic buyer and Ameris until July 13, 2001. On June 15, 2001, CCS issued a press release announcing that it had entered into the exclusivity agreement based upon a non-binding proposal to acquire all of the outstanding CCS common stock for $6.00 per share.

         On July 12, 2001, the CCS board of directors approved an extension of the exclusive negotiation period through August 8, 2001 to provide the parties with additional time to complete due diligence, obtain additional financing commitments and negotiate definitive agreements. CCS issued a press release on July 13, 2001 announcing the extension of the exclusivity period.

         The senior management of CCS continued to negotiate with the strategic buyer, Ameris, and their respective advisors toward the execution of definitive agreements. On July 16, 2001, Ameris notified CCS that it had obtained a financing commitment for $44.0 million, representing the portion of the costs associated with the merger to be paid by Ameris. On July 25, 2001, Ameris' partner notified CCS that it was not able to obtain the financing required to complete the transaction on acceptable terms and that it was terminating discussions regarding a possible business combination with CCS. Following the termination of discussions by the strategic partner, Ameris notified CCS that it was negotiating with lenders and other interested parties and proposed that CCS and Ameris restructure the transaction in a manner that would enable Ameris to complete the proposed transaction without the strategic partner. From July 26, 2001 through August 6, 2001, Ameris held numerous discussions with lenders, third parties, and the senior management of CCS regarding a revised structure for the transaction.

         Prior to the meeting of the CCS board of directors on August 7, 2001, Ameris advised CCS that it had a non-binding agreement to sell certain of CCS's assets for approximately $15.0 million contemporaneously with the closing of the merger, the proposed party to the asset purchase had obtained a commitment to finance the purchase price of the assets, and Ameris was negotiating with financing sources to obtain the approximately $12.0 million of financing required in addition to Ameris' existing financing commitment and the estimated proceeds from asset sales to pay the costs associated with the merger. On August 7, 2001, the CCS board of directors met to consider the terms and conditions of the proposed merger and approved the merger agreement and the proposed merger with Ameris. On August 8, 2001, CCS and Ameris finalized the terms of the merger and executed the merger agreement. CCS issued a press release on August 9, 2001 to announce that it had entered into the merger agreement.

         The ability of KIDS Holdings and Ameris to pay the costs associated with the merger are dependent on their ability to obtain the necessary financing, including financing to be obtained through the sale of certain of CCS's assets contemporaneously with the closing of the merger. KIDS Holdings and Ameris currently have no assets or operations and intend to borrow substantially all of the cash required to complete the merger. There can be no assurance that Ameris will be able to obtain the financing required to complete the merger. See "The Merger Agreement and Related Agreements - Conditions to the Merger."

REASONS FOR THE MERGER; RECOMMENDATION OF THE CCS BOARD OF DIRECTORS

         The CCS board of directors believes that the terms of the merger are fair to, and in the best interest of, CCS and its shareholders. Accordingly, the CCS board of directors has unanimously approved the merger agreement and recommends approval of the merger agreement by the CCS shareholders.

         In reaching its determination that the merger agreement and the merger are fair to, and in the best interest of, CCS's shareholders, and in recommending to the shareholders that they vote in favor of the merger agreement, the CCS board of directors consulted with its financial and legal advisors and considered the following factors:

         - The CCS board of directors' review of possible alternatives to the merger, including potential business combinations and strategic alliances with other companies. Based on a variety of factors, including presentations by McDonald Investments as to CCS's strategic and financial alternatives, the CCS board of directors concluded that none of the alternatives considered were reasonably likely to provide greater value to the CCS shareholders than the merger.

         - The fact that the merger consideration represents a substantial premium over the closing prices per share of CCS common stock on October 10, 2000, the date CCS announced that it had retained McDonald Investments to advise it with respect to its strategic alternatives, on June 15, 2001, the date that CCS announced that it had entered into exclusive negotiations concerning a proposal to acquire CCS for $6.00 per share, and on August 9, 2001, the date CCS announced that it had executed the merger agreement.

         - The fact that CCS issued a press release announcing that it had hired a financial advisor and was considering various strategic alternatives; the fact that McDonald Investments, on behalf of CCS, contacted a substantial number of potential bidders in a process designed to elicit third-party proposals to acquire CCS; and the fact that the participants in this process were afforded ample opportunity to submit proposals to CCS.

         - The CCS board of directors' belief that the merger consideration was fair relative to its own assessment of CCS's current and expected future financial condition, earnings, business opportunities, strategies and competitive position.

         - The fact that the merger consideration is 100% cash, which will provide the CCS shareholders with immediate liquidity.

         - The financial presentation made by McDonald Investments, including its opinion dated August 7, 2001, that as of that date, the consideration to be received by the CCS shareholders in the merger was fair from a financial point of view. See "--Opinion of CCS's Financial Advisor."

         - The reduction in the trading prices of small-cap companies generally, and CCS in particular, prior to the announcement that CCS intended to explore its strategic alternatives, and the volatility of the stock market generally.

         - The terms and conditions of the merger agreement, including provisions designed to ensure that the board of directors could fulfill its fiduciary duties if presented with an acquisition proposal that is more favorable to the CCS shareholders than the merger. In particular, the CCS board of directors considered that the merger agreement: (i) permits the CCS board of directors, if required to fulfill its fiduciary duties, to provide information to and engage in negotiations with third parties who have made an unsolicited proposal to acquire CCS, to modify or withdraw its recommendation of the merger and to terminate the merger agreement in order to pursue a more favorable transaction and
                  (ii)


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

                  contains a termination fee that the CCS board of directors does not believe will discourage competing third-party offers to acquire CCS.

         The CCS board of directors believed that each of the above factors generally supported its determination and recommendation. The CCS board did, however, consider the following potentially negative factors in its deliberations concerning the merger:

         - The fact that KIDS Holdings and Ameris were formed for the purpose of completing the merger and currently have no assets or operations. Their ability to complete the merger is dependent upon obtaining financing to fund the transaction, including the proceeds from sales of certain CCS assets to third parties contemporaneously with the closing of the merger. See "The Merger Agreement and Related Agreements - Conditions to the Merger."

         - The effect of the public announcement of the merger on CCS's business, including its employees, students, and residents.

         -        The risk that the merger might not be consummated.

         - The fact that the merger will be a taxable transaction to CCS shareholders.

         - The fact that consummation of the merger would preclude the CCS shareholders from having the opportunity to participate in the future growth prospects of CCS.

         - The fact that the $6.00 price to be paid in the merger yields a transaction multiple below the average trading multiple for certain publicly traded companies engaged in businesses similar to CCS.

         The preceding discussion is not intended to be exhaustive, but includes material factors considered by the CCS board of directors in making its determination. Based upon its consideration of these factors, both positive and negative, the CCS board of directors concluded that the negative factors were outweighed by the potential benefits to be gained by the merger. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, the CCS board of directors did not quantify or otherwise attempt to assign relative weights to the specific factors it considered. In addition, individual members of the CCS board of directors may have given different weight to different factors and therefore may have viewed some of the factors more positively or negatively than others.

         At the meeting of the CCS board of directors on August 7, 2001, the CCS board of directors unanimously adopted the merger agreement and approved the merger. Accordingly, the CCS board of directors unanimously recommends that CCS shareholders vote "FOR" the approval of the merger agreement.

OPINION OF CCS'S FINANCIAL ADVISOR

         McDonald Investments was engaged by the CCS board of directors to advise the board in connection with its consideration of strategic alternatives and, if requested by the board, to render an opinion as to the fairness from a financial point of view of the consideration to be received by holders of CCS common stock in a proposed transaction. McDonald Investments is a nationally recognized investment banking firm that engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary offerings of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. On August 7, 2001, McDonald Investments delivered an oral opinion, subsequently confirmed in writing, to the CCS board of directors to the effect that, as of the date of its opinion and based upon and subject to the assumptions, limitations, and qualifications contained in its opinion, the $6.00 cash per share to be received in the merger was fair, from a financial point of view, to the CCS shareholders.

         The full text of the written opinion of McDonald Investments, dated August 7, 2001, is attached to this document as Appendix B and is incorporated into this proxy statement by reference. We urge you to read that opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered, and limits of the review undertaken in arriving at that opinion.

         In rendering its opinion, McDonald Investments reviewed, among other things, the financial terms of the merger in relation to such financial and other information as McDonald Investments deemed appropriate. In addition, McDonald Investments took into account its assessment of general economic, market, and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the industry in which CCS operates generally. McDonald Investments also met with members of the senior management of CCS to discuss the past and current business operations, financial condition, and future prospects of CCS and considered such other matters as McDonald Investments deemed relevant to its inquiry.

         McDonald Investments relied upon the accuracy and completeness of all of the financial and other information reviewed by McDonald Investments for purposes of its opinion and has not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the internal operating data and financial analyses and forecasts supplied to it, McDonald Investments assumed, with the permission of the CCS board of directors, that such data, analyses, and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CCS as to the recent and likely future performance of CCS. Accordingly, McDonald Investments expressed no opinion with respect to such analyses or forecasts or the assumptions on which they were based. McDonald Investments did not make an independent evaluation or appraisal of the assets or liabilities of CCS or any of its subsidiaries or affiliates.

         McDonald Investments' opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of its opinion. McDonald Investments' opinion does not address any matters after the date of its opinion. Although subsequent developments may affect its opinion, unless specifically requested to do so by the CCS board of directors, McDonald Investments does not have the obligation to update, revise, or reaffirm its opinion.

         In preparing its report to the CCS board of directors, McDonald Investments performed a variety of financial and comparative analyses and considered a variety of factors, including (i) premiums analysis; (ii) comparable company analysis; (iii) comparable transaction analysis; (iv) discounted cash flow analysis; (v) leveraged buyout analysis; and (vi) stock trading analysis. The summary of McDonald Investments' analyses set forth below does not purport to be a complete description of the analyses underlying McDonald Investments' opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, McDonald Investments did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, McDonald Investments believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. The analyses performed by McDonald Investments are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

         The following is a summary of the report presented by McDonald Investments to the CCS board of directors on August 7, 2001:

         Premiums Analysis. Using publicly available information, McDonald Investments prepared an analysis of the premiums paid in 70 cash acquisitions of public companies completed since January 1, 2000, with acquisition valuations between $25 million and $125 million. McDonald Investments considered the premiums paid in those transactions based on the closing price of the target's shares at one day, one week, and four weeks prior to the announcement and calculated adjusted average premiums (eliminating the high and low premiums) of 36.9%, 45.2%, and 58.1%, respectively, on those dates. McDonald Investments also calculated the premium of the $6.00 consideration that CCS shareholders would receive in the merger to the closing prices of CCS common stock one day, one week, and four weeks prior to CCS's announcement of evaluating strategic alternatives on October 10, 2000 and to CCS's announcement of signing an exclusivity agreement on June 15, 2001. The premiums to the stock prices one day, one week, and four weeks prior to October 10, 2000 and June 15, 2001 were 88.2%, 76.1%, and


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

81.1%, and 47.8%, 42.9%, and 36.4%, respectively, which generally compared favorably to the adjusted average premiums. McDonald Investments noted that for purposes of measuring premiums to the stock price, these dates were more appropriate than the date the definitive merger agreement was announced (August 8, 2001) because of the general increase in the price of CCS common stock since such earlier announcements in anticipation of a transaction. McDonald Investments noted, however, that the $6.00 consideration that CCS shareholders would receive represented a 33.6% premium to the closing price of $4.49 for CCS common stock on August 3, 2001. McDonald Investments also noted that $6.00 represents a premium of 46.9% and 62.9%, respectively, to the average closing prices of CCS common stock since October 1, 1999 and October 10, 2000.

         Comparable Company Analysis. Using publicly available information, McDonald Investments reviewed certain financial and operating data for seven publicly traded companies engaged in businesses with characteristics similar to CCS (the "Comparable Company Group"). The Comparable Company Group includes Cornell Companies, Inc., Correctional Services Corporation, Ramsay Youth Services, Inc., Res-Care, Inc., Magellan Health Services, Maximus, Inc., and Wackenhut Correctional Corporation. McDonald Investments advised the CCS board of directors that no company utilized as a comparison is identical to CCS and that such analysis necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. McDonald Investments calculated the current market price of each company as a multiple of total firm value (defined as equity market value plus net debt), as a multiple of trailing twelve months earnings before interest, taxes, depreciation, and amortization ("LTM EBITDA"), which ranged from 2.8x to 11.1x with an average multiple of 7.2x, the current market price of each company as a multiple of trailing twelve month earnings per share ended March 31, 2001 and, where available, June 30, 2001 ("LTM EPS"), which ranged from 6.4x to 28.1x with an average multiple of 21.2x, and the current market price of each company as a multiple of estimated calendar 2001 earnings per share ending December 31, 2001 ("Calendar 2001 EPS"), which ranged from 3.9x to 32.6x with an average multiple of 20.8x. McDonald Investments calculated the corresponding multiples in the merger as 4.9x LTM EBITDA, which represents a discount of 32.2% to the average LTM EBITDA multiple, 13.9x LTM EPS, which represents a discount of 34.2% to the average LTM EPS multiple, and 9.1x Calendar 2001 EPS, which represents a discount of 56.2% to the average calendar 2001 EPS.

         McDonald Investments noted that, although the $6.00 per share purchase price was within the range of comparable company multiples, it yielded a transaction multiple substantially below the average trading multiples of the Comparable Company Group. McDonald Investments also noted that the trading multiples for the Comparable Company Group had increased significantly since CCS had begun the strategic alternatives evaluation process and, in particular, an index of Comparable Company Group stock prices had increased by approximately 25% since the June 15, 2001 announcement by CCS of exclusive negotiations, based on a $6.00 per share purchase price. Notwithstanding the favorable Comparable Company Group trends, and despite the possibility for a sale of CCS, CCS's common stock price improvement and multiple expansion since the October 10, 2000 announcement of evaluating strategic alternatives had substantially lagged its peer group.

         Comparable Transaction Analysis. Using publicly available information, McDonald Investments compared the multiples paid in similar transactions and compared them to the multiples implied by the merger consideration. McDonald Investments reviewed the multiples paid in fourteen acquisitions of privatization industry companies, valued between $10 million and $125 million, since January 1, 1996. McDonald Investments calculated the LTM EBITDA multiple paid for each acquired company, which ranged from 3.5x to 7.4x, with an adjusted average multiple of 4.8x, and the LTM Net Income multiple paid for each company, which ranged from 6.2x to 22.3x, with an adjusted average multiple of 8.5x. McDonald Investments noted that the corresponding multiples implied by the $6.00 per share purchase price, which were 4.9x LTM EBITDA and 13.9x LTM Net Income, compared favorably to average multiples paid in comparable transactions. McDonald Investments also noted that substantially all of the comparable transactions were completed before March 2000 and that the period before March 2000, a more favorable time period for financing transactions, had, across all industries, tended to lead to higher acquisition prices as compared to transitions occurring since March 2000.

         Discounted Cash Flow Analysis. Using discounted cash flow analysis, based on information obtained from the senior management of CCS, McDonald Investments discounted to present value the future cash flows that CCS is projected to generate through 2004 (assuming CCS performs in accordance with its financial projections).

McDonald Investments calculated terminal values for CCS (i.e., the values at the 2004 fiscal year end) by applying multiples of EBITDA in the year 2004 of 4.0x to 7.0x. The cash flow streams and terminal values were then discounted to present values using discount rates of 15.0% to 25.0%, chosen to reflect different assumptions regarding the returns expected by potential equity holders and CCS's cost of capital. McDonald Investments' analysis of operating cash flows yielded an implied value per share ranging from $4.84 to $11.92, with an average valuation per share of $8.06. McDonald Investments noted that these results were highly sensitive to the underlying financial projections provided by management, which showed stronger revenue increases and margin improvement through 2004 as contrasted to the last three years' modest revenue growth and declines in EBITDA margins. McDonald Investments also calculated the range of implied equity value per share by maintaining 2001 levels of operating revenue growth (4.0%) and EBITDA margins (9.9%) through 2004 of $3.14 to $8.39, with an average equity valuation of $5.53.

         Leveraged Buyout Analysis. Utilizing the projections provided by senior management of CCS, McDonald Investments analyzed the value of CCS as a stand-alone entity in a leveraged transaction. Based on McDonald Investment's knowledge of the current lending environment for such transactions, McDonald Investments assumed a financing based on a range of exit multiples and internal rates of return ("IRRs") on invested capital. McDonald Investments calculated the three-year IRRs required by hypothetical mezzanine holders and equity investors, and analyzed the total indebtedness that could be reasonably incurred in connection with a transaction given current market conditions. McDonald Investments calculated terminal values for CCS (i.e., the values at the 2004 fiscal-year end) by applying multiples of EBITDA in the year 2004 of 4.0x to 7.0x. McDonald Investments projected an IRR to mezzanine holders of between 20% and 25% over the three-year period and to equity investors of between 30% and 40% over the three-year period. Based upon its experience in leveraged transactions, McDonald Investments noted that these return levels are generally consistent with those required in such transactions given current market conditions. McDonald Investments also noted that upon completion of such a transaction, CCS's total indebtedness to LTM EBITDA ratio would be approximately 3.0x. McDonald Investments' analysis of a hypothetical leveraged buyout yielded an implied equity value per share range of $4.68 to $8.99.

         Stock Trading Analysis. McDonald Investments reviewed the historical performance of CCS common stock based on an analysis of closing prices and trading volumes since October 10, 1999. McDonald Investments noted that during the one-year period prior to announcement of strategic alternatives on October 10, 2000, the highest traded price was $7.25, on November 11, 1999, the lowest traded price was $2.13, on May 30, 2000, and the average trading price over the one year period was $4.34. From October 10, 2000 until June 14, 2001, the day before CCS announced it was entering into exclusive negotiations, the highest traded price was $4.45, on May 22, 2001, and the lowest traded price was $2.19, on December 27, 2000. From June 15, 2001, the date of the announcement, through August 7, 2001, the highest traded price was $5.00, on June 18, 2001 and June 29, 2001, and the lowest traded price was $4.30, on July 17, 2001.

         McDonald Investments was retained to serve as financial advisor to the CCS board of directors and not as an advisor to or agent of any CCS shareholder. McDonald Investments did not recommend the amount of the merger consideration to be paid in the merger. The merger consideration was determined in negotiations by or on behalf of the CCS board of directors and representatives of KIDS Holdings and Ameris. McDonald Investments' opinion was prepared for the CCS board of directors and is directed only to the fairness, from a financial point of view, of the merger consideration to CCS shareholders in the merger and does not address the merits of the decision by CCS to engage in the merger or other business strategies considered by CCS, nor does it address CCS's decision to proceed with the merger. Moreover, McDonald Investments' opinion does not constitute a recommendation to any CCS shareholder as to how that shareholder should vote at the special meeting of shareholders.

         McDonald Investments was engaged by the CCS board of directors to render its opinion as to the fairness from a financial point of view of the consideration to be received by the CCS shareholders in the merger in connection with the CCS board of directors' discharge of its fiduciary obligations. The engagement letter between McDonald Investments and the CCS board of directors provides, and McDonald Investments has advised the members of the CCS board of directors, that McDonald Investments does not believe that any person (including any CCS shareholder), other than the CCS board of directors, has the legal right to rely upon McDonald Investments' opinion for any claim arising under state law and that, should any such claim be brought against McDonald Investments, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of any person under the federal securities laws or on the rights and responsibilities of the CCS board of directors under applicable state law.

         McDonald Investments has acted as financial advisor to CCS in connection with the proposed merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the merger. McDonald Investments also received a fee in connection with the delivery of its opinion. In addition, CCS has agreed to reimburse McDonald Investments for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify McDonald Investments and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. In the ordinary course of its business, McDonald Investments has traded, and may in the future trade, securities of CCS for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the CCS board of directors, CCS shareholders should be aware that certain executive officers and directors of CCS have interests in the merger that differ from, or are in addition to, those of CCS shareholders generally. The CCS board of directors was aware of these potential conflicts and considered them when making its recommendation.

Acceleration of Options

         As of _______, 2001, an aggregate of 14 CCS executive officers and directors held options to purchase a total of 750,000 shares of CCS common stock, at exercise prices ranging from $2.86 to $18.00 per share, 191,584 of which are vested and exercisable at prices less than $6.00 per share. In addition, Dr. Joseph Fernandez, a director of CCS, holds a stock purchase warrant that entitles him to purchase 3,858 shares of CCS common stock at an exercise price of $5.20 per share. Assuming that the merger occurs on ______, 2001, options with exercise prices less than $6.00 per share held by the executive officers to purchase an aggregate of 412,666 shares of CCS common stock, at exercise prices ranging from $2.86 to $5.85 per share, will automatically vest in connection with the merger. In connection with the merger, the vesting of stock options held by the executive officers of CCS will accelerate as follows:
                                                Shares Subject to
                    Name                       Accelerated Options
                    ----                       -------------------
             William J Ballard                       145,833
              Amy S. Harrison                        120,833
           Martha A. Petrey, Ph.D.                    10,000
               Vicki M. Agee                           5,500
            Kathryn Behm Celauro                       8,000
             Barbara J. Dalton                        27,500
              John C. Edmunds                          5,500
            Elizabeth A. Guthrie                      27,500
             Barbara M. Lonardi                       15,167
            Francis M. Sauvageau                       9,333
            Donald B. Whitfield                       37,500

Payments Under Existing Employment Agreements

         Under the existing employment agreements of Mr. Ballard and Ms. Harrison, upon the "constructive termination" of their employment or the termination of their employment with CCS without cause, they are entitled to a severance payment equal to two times the sum of (i) their respective salary at the time of termination, and (ii) the average cash bonus paid to them, respectively, during the three years prior to the termination of their employment. The severance payment is payable one-half within 15 days of the effective date of the termination of their employment and one-half on the January 1 immediately following the termination of their employment.

         As defined in the employment agreements, a "constructive termination" of employment is deemed to have occurred if Mr. Ballard's or Ms. Harrison's duties have been significantly altered such that they are no longer entitled to perform the duties reasonably incident to the office of chief executive officer and president, respectively, of CCS, or if CCS requires them to move their principal place of employment more than 35 miles away from CCS's current executive offices in Nashville, Tennessee and Grand Terrace, California, respectively; provided, however, that if CCS is involved in a tender or exchange offer, merger or other business combination pursuant to which CCS becomes a subsidiary or division of the acquiring company and the shareholders of CCS immediately prior to such transaction do not own a majority of the voting power of CCS or any successor company after the transaction, a "constructive termination" shall not be deemed to have occurred if they are offered a position as a senior executive officer of the acquiring company and offered a comparable salary.

         It is anticipated that KIDS Holdings will terminate Mr. Ballard's and Ms. Harrison's employment with CCS following the effective date. In that event, Mr. Ballard and Ms. Harrison would receive severance payments of $505,417 and $522,083, respectively, pursuant to their existing employment agreements.

Payments Under Existing Change In Control Agreements

         CCS has previously entered into salary continuation agreements with Martha A. Petrey, Ph.D., Barbara J. Dalton, Elizabeth A. Guthrie, Barbara M. Lonardi, Francis M. Sauvageau, and Donald B. Whitfield. Pursuant to these agreements, upon the "constructive termination" of the employee's employment by CCS or the termination of the employee's employment with CCS without cause within two years of the effective date of a change in control of CCS, the employee is entitled to a severance payment equal to the sum of the employee's annual salary at the time of termination and the average cash bonus paid to such employee during the three years prior to the termination of the employee's employment. In the salary continuation agreements, a "constructive termination" of employment is defined similarly to the definition in Mr. Ballard's and Ms. Harrison's employment agreements.

         The severance payment is payable one-half within 15 days of the effective date of the termination of the employee's employment and one-half in six equal monthly payments beginning on the first day of the sixth month immediately following termination of the employee's employment. In the event that their employment with CCS is constructively terminated or terminated by CCS following the closing, Dr. Petrey, Mses. Dalton, Guthrie, and Lonardi and Messrs. Sauvageau and Whitfield would be entitled to severance payments within 15 days of the effective date of the termination of employment and maximum, aggregate monthly severance payments as follows:

                                                                                   Maximum
                                                   Payment Within 15          Aggregate Monthly
                          Name                    Days of Termination         Severance Payments
                 ----------------------           -------------------         ------------------
                 Martha A. Petrey, PhD.                 $72,521                    $72,521
                    Barbara J. Dalton                   $77,500                    $77,500
                  Elizabeth A. Guthrie                  $65,000                    $65,000
                   Barbara M. Lonardi                   $58,156                    $58,156
                  Francis M. Sauvageau                  $69,603                    $69,603
                   Donald B. Whitfield                  $58,781                    $58,781

The monthly severance payments are subject to reduction if the employee finds other employment during the period he or she is receiving severance payments.

Noncompetition, Nondisclosure and Nonsolicitation Agreements

         As a condition to entering into the merger agreement, KIDS Holdings and Ameris required Ms. Harrison and Dr. Petrey to enter into Noncompetition, Nondisclosure and Nonsolicitation Agreements that will be effective as of the effective date of the merger. Pursuant to the agreements, for a period of three years following the effective date, Ms. Harrison and Dr. Petrey will not engage in any business that competes with CCS in San Bernardino County, Riverside County, and San Diego County, California or induce or solicit any customers or employees of CCS to take any actions that would damage CCS's business. As consideration for entering into the agreements, for a period of three years following the effective date, each of Ms. Harrison and Dr. Petrey will receive
(i) health insurance upon the same terms, conditions and benefits as CCS provides to its regular employees, (ii) compensation equal to her salary as in effect on the effective date, and (iii) $1,000 per month to cover certain expenses. It is currently anticipated that the total payments to Ms. Harrison and Dr. Petrey from Ameris pursuant to these agreements will be $750,126 and $435,126, respectively.

Leases for California Property

         CCS currently leases real property for the operation of four of its programs in Barstow, San Bernardino, Banning, and Ontario, California from Ms. Harrison and Dr. Petrey on a month-to-month basis for an aggregate monthly lease payment of $13,600. As a condition to entering into the merger agreement, KIDS Holdings and Ameris required Ms. Harrison and Dr. Petrey to enter into a lease agreement for each of these four properties. The leases, which will be effective on the effective date of the merger, provide for initial terms of three years, with three three-year renewal options at the option of the tenant. The aggregate monthly lease payment under the new leases is $14,560. In the third year of the lease term, the rental for the Ontario location increases from $4,000 per month to $4,200 per month. In the event the tenant exercises the renewal options, the lease payments will be adjusted on the first day of the renewal term to reflect changes in the Consumer Price Index for Los Angeles-Riverside-Orange County, California.

Indemnification of Officers and Directors

         The merger agreement provides that all rights to indemnification for acts or omissions occurring at or prior to the effective date of the merger that exist in favor of the current or former directors or officers of CCS and its subsidiaries, as provided in their respective governing instruments, shall remain in effect following the effective date. Ameris has also agreed to maintain in effect for a period of not less than three years the policies of directors' and officers' liability insurance currently maintained by CCS.

         In addition, the directors and executive officers of CCS are parties to existing indemnification agreements with CCS that provide that CCS and its successors shall continue to indemnify the directors and officers to the fullest extent permitted by Tennessee law for any claims against them as a result of their serving as a director or officer of CCS or any subsidiary of CCS. The indemnification agreements also provide that KIDS Holdings will maintain CCS's current policies of insurance until no claims may be asserted against such directors or officers and until any pending claims are finally terminated and resolved.

Voting Agreement

         As an inducement and as a condition to KIDS Holdings and Ameris entering into the merger agreement, each CCS director entered into a voting agreement with Ameris. Under the terms of the voting agreements, the CCS directors agreed that, until such time as the merger agreement is terminated, they will vote their shares of CCS common stock in favor of the proposal to approve the merger agreement.

REGULATORY APPROVALS

         In connection with the merger, CCS and Ameris are required to obtain certain consents, approvals and authorizations from various federal, state, and local governmental and regulatory agencies that issue licenses, permits and certifications for CCS's facilities and programs. These consents and approvals must be obtained prior to the effective date of the merger or, in certain instances, within a specified period following the effective date of the merger.

FEDERAL INCOME TAX CONSIDERATIONS

         The exchange by the CCS shareholders of their CCS common stock for cash will be a taxable exchange for federal income tax purposes. As such, each CCS shareholder will recognize gain or loss measured by the difference between $6.00 and such shareholder's adjusted tax basis in each share of CCS common stock exchanged. Assuming that the CCS shareholder held the CCS common stock as a capital asset, the gain or loss recognized by the CCS shareholder will be capital gain or loss. If the CCS shareholder held the CCS common stock for more than one year, any capital gain or loss recognized will be a long-term gain or loss. In the case of an individual, any long-term capital gain will be subject to a maximum federal income tax rate of 20%.

         CCS shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular CCS shareholders in light of their particular circumstances, such as shareholders who:

         - are financial institutions, dealers in securities, tax-exempt organizations, or insurance companies;

         - are subject to the alternative minimum tax provisions of the Internal Revenue Code;

         -        are foreign persons;

         -        do not hold their CCS common stock as capital assets;

         - acquired their shares of CCS common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or

         - acquired their shares of CCS common stock as part of an integrated investment such as a hedge, straddle or other risk reduction transaction.

         There are other tax related issues of which you should be aware. Unless an exemption applies under applicable law and regulations, the exchange agent is required to withhold, and will withhold, 31% of any cash payments to a CCS shareholder in the merger unless the shareholder provides the appropriate form. Each CCS shareholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be sent to each CCS shareholder, so as to provide the information, including the shareholder's taxpayer identification number, and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to CCS and the exchange agent.

         The federal income tax discussion set forth above is included for general information only and does not constitute tax advice. In addition, the discussion above does not address the tax consequences of the merger under foreign, state, or local laws. ACCORDINGLY, CCS SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

NO DISSENTERS' RIGHTS

         Under Tennessee law, shareholders of CCS are not entitled to exercise dissenters' or appraisal rights as a result of the merger.

DELISTING AND DEREGISTRATION OF CCS COMMON STOCK FOLLOWING THE MERGER

         If the merger is completed, the CCS common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

                   THE MERGER AGREEMENT AND RELATED AGREEMENTS

         The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement and incorporated herein by reference, and other related agreements. We urge you to read the merger agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the merger agreement or other agreements and the following summary, the merger agreement and other agreements will control.

THE MERGER

         CCS will merge with Ameris following:

         -        the approval of the merger agreement by the CCS shareholders;
                  and

         - the satisfaction or waiver of the other conditions to the merger.

CCS will be the surviving corporation in the merger and will continue as a wholly owned subsidiary of KIDS Holdings.

EFFECTIVE DATE

         At the time of the closing of the merger, the parties will cause the merger to become effective by filing articles of merger with the Secretary of State of the State of Tennessee. If the shareholders approve the merger agreement at the special meeting, we anticipate that the merger will be effective as soon as possible thereafter.

DIRECTORS AND OFFICERS OF CCS AFTER THE MERGER

         The directors and officers of Ameris immediately prior to the effective date will be the directors and officers, respectively, of CCS following the merger.

CONVERSION OF CCS SHARES IN THE MERGER

         At the effective date, each outstanding share of CCS common stock will automatically be converted into the right to receive $6.00 in cash, without interest. Shareholders will receive the cash payment promptly following delivery of the completed letter of transmittal to the exchange agent and surrender of their stock certificates. After they receive this payment, CCS shareholders will cease to have any rights with respect to their shares of CCS common stock.

CCS STOCK OPTIONS AND WARRANTS

         Prior to the effective date of the merger, CCS will send each holder of an option to purchase CCS common stock a notice describing the treatment of the options in the merger. Each option to purchase CCS common stock will be either:

         -        exercised prior to the effective time of the merger;

         - "cashed out" and converted into the right to receive the difference between $6.00 and the exercise price of the option or warrant, multiplied by the number of shares subject to the option or warrant; or

         -        automatically canceled at the effective time of the merger.

Options granted pursuant to CCS's 1997 Stock Incentive Plan will automatically be cashed out on the effective date. Prior to the effective date, the holders of options granted under CCS's 1987 Employee Stock Option Plan and 1989 Stock Option Plan for Non-Employee Directors must:

         -        exercise their options; or

         - execute and return to CCS a surrender and cancellation agreement that provides that their options will be cashed out on the effective date.

         Dr. Joseph Fernandez, a director of CCS, holds a stock purchase warrant that entitles him to purchase 3,858 shares of CCS common stock at an exercise price of $5.20 per share. This warrant will be cashed out on the effective date.

         Prior to the effective date, CCS is required to deposit with a bank or trust company the aggregate amount of cash to be exchanged for options upon their surrender. The bank or trust company will forward payment for options by check in the United States mail within three business days following the effective date of the merger.

THE EXCHANGE AGENT; EXCHANGE OF CCS STOCK CERTIFICATES FOR CASH

         On or before the effective date, Ameris is required to deposit with a bank or trust company the aggregate amount of cash to be exchanged for all outstanding shares of CCS common stock. Promptly after the effective date, the exchange agent will mail to each CCS shareholder a letter of transmittal and instructions for surrendering CCS stock certificates in exchange for cash. If payment is to be made to a person other than the record holder of the shares, the shares must be properly endorsed for transfer with any applicable transfer taxes paid. At any time after the first anniversary of the effective date, CCS may direct the exchange agent to return to it any portion of the cash consideration that remains unclaimed, after which shareholders may seek the cash payment directly from CCS.

         CCS SHAREHOLDERS SHOULD NOT SUBMIT STOCK CERTIFICATES FOR EXCHANGE UNTIL RECEIPT OF THE LETTER OF TRANSMITTAL AND THE INSTRUCTIONS REFERRED TO ABOVE.

REPRESENTATIONS AND WARRANTIES

         CCS, KIDS Holdings and Ameris each made a number of representations and warranties in the merger agreement.

         CCS made representations about the following topics:

         - the organization, qualification to do business and good standing of CCS and its subsidiaries;

         -        the charter and bylaws of CCS and its subsidiaries;

         -        CCS's capitalization;

         -        CCS's subsidiaries;

         - CCS's reports and documents filed with the Securities and Exchange Commission;

         -        the absence of undisclosed liabilities;

         - the absence of certain changes in the business of CCS since March 31, 2001;

         - the material contracts and obligations of CCS and its subsidiaries;

         -        transactions between CCS and related parties;

         - the absence of defaults under any material contract or obligation, or the charter or bylaws of CCS or any of its subsidiaries;

         - the non-violation of the charter, bylaws, legal requirements, contracts or obligations of CCS or any of its subsidiaries as a result of the merger agreement;

         -        the investments of CCS and its subsidiaries;

         -        the receivables of CCS and its subsidiaries;

         -        powers of attorney executed by CCS and its subsidiaries;

         -        guarantees executed by CCS and its subsidiaries;

         -        the permits and licenses of CCS and its subsidiaries;

         - litigation, claims, investigations and court orders involving CCS and its subsidiaries;

         - compliance by CCS and its subsidiaries with laws and regulations;

         -        taxes of CCS and its subsidiaries;

         -        Medicare and Medicaid cost reports filed by CCS;

         -        environmental matters;

         - CCS's employee benefit plans and matters relating to CCS's employees;

         -        CCS's insurance policies;

         -        the absence of improper payments;

         -        CCS's finders or brokers in connection with the merger;

         - the corporate power and authority of CCS to enter into, and its authorization of, the merger agreement and the transactions contemplated by the merger agreement; and

         -        consents and approvals of governmental authorities.

         KIDS Holdings and Ameris made representations about the following topics:

         - the organization, qualification to do business and good standing of KIDS Holdings and Ameris;

         - the corporate power and authority of KIDS Holdings and Ameris to enter into, and their authorization of, the merger agreement and the transactions contemplated by the merger agreement;

         -        the financing for the merger;

         -        consents and approvals of governmental authorities;

         - the absence of defaults under any material contract or obligation, or the charter or bylaws of KIDS Holdings and Ameris;

         - the non-violation of the charter, bylaws, legal requirements, contracts or obligations of KIDS Holdings and Ameris as a result of the merger agreement;

         - the absence of finders or brokers in connection with the merger; and

         - the absence of legal proceedings against KIDS Holdings or Ameris.

         The representations and warranties in the merger agreement are complicated and not easily summarized. We urge you to read carefully the provisions in the merger agreement captioned "Representations and Warranties of CCS" and "Representations and Warranties of Ameris and Ameris Holdings."

COVENANTS OF THE PARTIES

         Each of the parties to the merger agreement has agreed to:

         - take all necessary action and use its reasonable best efforts to secure all required consents and approvals and to satisfy all other conditions to the merger; and

         - comply with the terms of the merger agreement and promptly notify the other parties of any changes to the information contained in the representations and warranties or any defaults under any covenants.

         In addition, KIDS Holdings and Ameris have agreed to:

         - use their reasonable best efforts to satisfy all conditions contained in the financing commitments and to keep CCS reasonably informed as to the status of the financing;

         - provide CCS with additional information or documentation as requested by CCS;

         -        assist CCS in the preparation of the proxy materials;

         - maintain the confidentiality of all non-public information about CCS; and

         - honor and abide by all severance agreements currently in place for the benefit of the current employees of CCS.

         CCS has agreed to:

         - provide Ameris and its representatives reasonable access to the properties, books, tax returns, documents, financial statements and other material information of CCS and its subsidiaries and permit Ameris and its representatives to consult with the customers, suppliers, representatives and employees of CCS and its subsidiaries;

         - conduct the business of CCS and its subsidiaries in the ordinary course consistent with past practice and use its reasonable best efforts to preserve its businesses and assets intact;

         - provide Ameris monthly financial statements prior to the effective date of the merger;

         - prepare and mail this proxy statement to the CCS shareholders, hold the special meeting as soon as reasonably practicable, and recommend that the CCS shareholders approve the merger agreement; and

         - maintain the confidentiality of non-public information provided by KIDS Holdings and Ameris.

NO SOLICITATION OF TRANSACTIONS

         Until the effective date of the merger or the earlier termination of the merger agreement, CCS has agreed that it will not, and will not permit its directors, officers and investment bankers to:

         - solicit, initiate or encourage the submission of an acquisition proposal;

         - engage in any negotiations or discussions concerning, or provide any non-public information to any person relating to, an acquisition proposal; or

         - agree to, approve, recommend or otherwise endorse or support any acquisition proposal.

An "acquisition proposal" is defined in the merger agreement as any proposed or actual offer regarding any of the following (other than the merger):

         - merger, consolidation or similar transaction involving CCS or any of its subsidiaries;

         - sale, lease, or other disposition of any assets of CCS or any of its subsidiaries other than non-material dispositions in the ordinary course of business;

         - transaction in which any person or group acquires beneficial ownership of 20% or more of the outstanding shares of CCS common stock;

         - liquidation, dissolution or other similar transaction with respect to CCS or any of its subsidiaries; or

         - transaction which is similar in form, substance or purpose to any of the foregoing.

         Pursuant to the merger agreement, CCS and its board of directors may furnish non-public information to, or enter into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written acquisition proposal, recommend such unsolicited acquisition proposal to the shareholders of CCS, or withdraw or adversely modify its recommendation to the CCS shareholders regarding the merger, if, prior to taking any of these actions:

         - the board of directors determines in good faith after consultation with its advisors that the acquisition proposal constitutes or could lead to a superior proposal; and

         - the board of directors determines after consultation with its advisors that the failure to take such action would constitute a breach of its fiduciary duties under Tennessee law.

A "superior proposal" is defined in the merger agreement as a bona fide acquisition proposal that the CCS board of directors determines in its good faith judgment is more favorable to the CCS shareholders than the merger.

         The provisions in the merger agreement related to the non-solicitation by CCS of transactions are complicated and not easily summarized. We urge you to carefully read the provisions in the merger agreement captioned
"Non-Solicitation `No-Shop' Covenant."

DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE

         The merger agreement provides that:

         - the rights to indemnification for acts or omissions occurring at or prior to the effective date of the merger for the benefit of the current or former directors, officers or employees of CCS or its subsidiaries will survive the merger and will continue in full force and effect; and

         - for three (3) years after the effective date of the merger, KIDS Holdings will maintain in effect CCS's existing directors' and officers' liability insurance policy of CCS and its subsidiaries.

CONDITIONS TO THE MERGER

         The obligations of CCS to effect the merger are subject to the satisfaction or waiver of each of the following conditions:

         - each of the representations and warranties of KIDS Holdings and Ameris contained in the merger agreement must be true in all material respects both when made and on and as of the effective date of the merger;

         - KIDS Holdings and Ameris must have performed and complied in all material respects with all covenants and conditions required by the merger agreement to have been performed or complied with by them at or prior to the effective date;

         - CCS shall have received a certificate signed by an executive officer of Ameris to the effect that the two conditions above have been satisfied;

         - CCS shall have received an opinion of counsel to KIDS Holdings and Ameris;

         - the board of directors of each of KIDS Holdings and Ameris shall have taken all action required to authorize the merger agreement, articles of merger, and the consummation of the transactions contemplated by the merger agreement;

         - no proceeding shall have been instituted, and no order, decree or judgment shall exist, against CCS or its officers or directors that seeks to or would render the merger unlawful or that seeks material damages against CCS by reason of the merger;

         - the CCS shareholders shall have approved the merger in accordance with the Tennessee Business Corporation Act; and

         - all proceedings related to the merger and all documents delivered to CCS in connection with the merger agreement shall be satisfactory in form and substance to CCS and its counsel.

         The obligations of KIDS Holdings and Ameris to effect the merger are subject to the satisfaction or waiver of the following conditions:

         - each of the representations and warranties of CCS contained in the merger agreement must be true in all material respects both when made and on and as of the effective date of the merger;

         - CCS must have performed and complied in all material respects with all covenants and conditions required by the merger agreement to have been performed or complied with by it at or prior to the effective date;

         - Ameris shall have received a certificate signed by an executive officer of CCS to the effect that the two conditions above have been satisfied;

         - no proceedings shall have been instituted, and no order, decree or judgment shall exist, against KIDS Holdings or Ameris or their respective officers or directors that seeks to or would enjoin the transactions contemplated by the merger agreement;

         - Ameris shall have received updated Phase I Environmental Assessments for CCS's owned facilities showing no matters not previously disclosed to Ameris for which the commercially reasonable cost of cure is greater than $200,000 in the aggregate;

         - Ameris shall have received all consents and approvals required from governmental and regulatory agencies that issue licenses and permits for each of CCS's facilities;

         - Ameris shall have received appraisals and title insurance commitments for each of the owned facilities;

         -        Ameris shall have received an opinion of counsel to CCS;

         - the requisite consents and approvals from third parties and public entities shall have been obtained;

         - since the date of the execution of the merger agreement, there shall have been no material adverse effect on the assets, liabilities, operations, financial condition or business of CCS; and

         - the shareholders of CCS shall have approved the merger in accordance with the Tennessee Business Corporation Act.

For purposes of the conditions to the obligations of KIDS Holdings and Ameris to effect the merger:

         - CCS's representations and warranties will be considered true and correct in all material respects;

         - CCS will be considered to have performed and complied in all material respects with its covenants; and

         - there shall not be considered to have been a material adverse effect on the assets, liabilities, operations, financial condition or business of CCS,

unless, in each case, the aggregate effect of such breaches of representations, warranties and covenants or such adverse effects is reasonably likely to result in a decrease in CCS's EBITDA for the 2002 fiscal year of greater than $2.0 million in the aggregate.

         In addition to the foregoing conditions to the obligations of KIDS Holdings and Ameris to effect the merger, their ability to pay the costs associated with the merger are dependent on their ability to obtain the necessary financing, including financing to be obtained through the sale of certain of CCS's assets contemporaneously with the closing of the merger. KIDS Holdings and Ameris currently have no assets or operations and intend to borrow substantially all of the cash required to complete the merger. The total estimated cost to complete the merger, including the purchase price for shares of CCS common stock, cash to be paid to holders of options and warrants to purchase shares of CCS common stock, repayment of CCS's outstanding indebtedness, expenses incurred in connection with the transaction, and severance payments to current employees of CCS, is $65.0 million to $70.0 million. Ameris has received commitments from two lenders to finance $44.0 million and $____ million, respectively, of the cost of the proposed merger. These financing commitments are subject to numerous conditions, including:

         - CCS's owned facilities attaining minimum requirements for earnings before interest, taxes, depreciation and amortization;

         -        Ameris obtaining at least $500,000 of equity financing;

         - the shareholders of KIDS Holdings providing at least $500,000 of personal guarantees;

         - no material adverse change in CCS's business, financial condition, or prospects or in the collateral securing the financing;

         -        completion of satisfactory due diligence;

         - the completeness, accuracy and continued validity of all information submitted to the lenders by Ameris;

         -        the closing of the merger no later than November 9, 2001; and

         -        other customary conditions.

In addition, contemporaneously with the closing of the merger, Ameris intends to sell certain of CCS's assets to third parties for an aggregate purchase price of approximately $____ million. The third parties have received commitments to finance $____ million of the purchase price of these assets. These financing commitments are subject to conditions similar to those described above. The ability of KIDS Holdings and Ameris to complete the merger is dependent, in part, upon their receipt of the proceeds from these asset sales. There can be no assurance that Ameris or these third parties will be able to obtain the financing required to complete the merger, or that Ameris will be able to complete the asset sales contemporaneously with the closing of the merger.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated at any time prior to the effective date by the mutual consent of the parties, or by either Ameris or CCS under the following provisions:

         - if shareholder approval of the merger agreement is not obtained at the special meeting of the CCS shareholders; or

         - if consummation of the merger would be prohibited by law or if any injunction or order enjoining the parties from consummating the merger becomes final or nonappealable.

         Furthermore, CCS may terminate the merger agreement if:

         - any of the conditions to the obligations of CCS shall not have been met by December 31, 2001, absent the willful breach of CCS;

         - the board of directors of CCS shall have received an acquisition proposal that it determines could lead to a superior proposal, provided that CCS has given Ameris 72 hours' notice within which to renegotiate the terms of the merger agreement; or

         - the financing commitments required to complete the merger expire, are withdrawn or terminate without renewal prior to the effective date.

         Furthermore, KIDS Holdings and Ameris may terminate the merger agreement if any of the conditions to the obligations of KIDS Holdings and Ameris shall not have been met by December 31, 2001, absent the willful breach of KIDS Holdings and Ameris. In addition, the merger agreement will automatically terminate if the closing has not occurred by January 31, 2002.

EXPENSES AND TERMINATION FEE

         Each party will bear its own costs and expenses incurred in connection with the merger agreement and the merger. Following the closing, no expenses may be recovered from any CCS shareholders.

         If CCS terminates the merger agreement to pursue an acquisition proposal that the CCS board of directors determines is or could lead to a superior proposal, CCS is required, as a condition to terminating the merger agreement, to pay Ameris a termination fee equal to the lesser of:

         -        $1,000,000; or

         - 50% of the product of (i) the number of outstanding shares of CCS common stock on the date of termination and (ii) the difference between the consideration per share to be paid the CCS shareholders in the acquisition proposal and $6.00.

RELATED AGREEMENTS

Voting Agreement

         As an inducement and a condition to KIDS Holdings and Ameris entering into the merger agreement, each CCS director entered into a voting agreement with Ameris. Under the terms of the voting agreements, the CCS directors agreed that, until such time as the merger agreement is terminated, they will vote their shares of CCS common stock in favor of the proposal to approve the merger agreement.

Noncompetition, Nondisclosure and Nonsolicitation Agreements

         As a condition to entering into the merger agreement, KIDS Holdings and Ameris required Ms. Harrison and Dr. Petrey to enter into Noncompetition, Nondisclosure and Nonsolicitation Agreements that will be effective as of the effective date of the merger. Pursuant to the agreements, for a period of three years following the effective date, Ms. Harrison and Dr. Petrey will not engage, in any capacity, in any business that competes with CCS in San Bernardino County, Riverside County, and San Diego County, California; provided, that Ms. Harrison and Dr. Petrey may (i) engage in any business for residential treatment organizations that do not own or manage non-public schools, (ii) affiliate with residential treatment organizations that own or manage non-public schools so long as the non-public schools are not the primary activity of the organization and the organization does not compete with CCS, and (iii) acquire less than five percent of a publicly traded company that is engaged in CCS's business.

         In addition, Ms. Harrison and Dr. Petrey have agreed that, during the three-year period following the effective date, they will not impair any CCS business relationship or induce or solicit any customers or employees of CCS to take any actions that would damage CCS's business. Furthermore, Ms. Harrison and Dr. Petrey have agreed to refrain from disclosing, publishing, using or reproducing any CCS trade secrets or other confidential information related to CCS's business.

         As consideration for entering into the agreements, for a period of three years following the effective date, Ms. Harrison and Dr. Petrey will receive (i) health insurance upon the same terms, conditions and benefits as CCS provides to its regular employees, (ii) compensation equal to their respective salaries as in effect on the effective date, and (iii) $1,000 per month to cover certain expenses. It is currently anticipated that the total payments from Ameris to Ms. Harrison and Dr. Petrey pursuant to these agreements will be $750,126 and $435,126, respectively.

Leases for California Property

         CCS currently leases real property for the operation of four of its programs in Barstow, San Bernardino, Banning, and Ontario, California from Ms. Harrison and Dr. Petrey on a month-to-month basis for an aggregate monthly lease payment of $13,600. As a condition to entering into the merger agreement, KIDS Holdings and Ameris required Ms. Harrison and Dr. Petrey to enter into a lease agreement for each of these four properties. The leases, which will be effective on the effective date of the merger, provide for initial terms of three years, with three three-year renewal options at the option of the tenant. The aggregate monthly lease payments under the new leases is $14,560. In the third year of the lease term, the rental for the Ontario location increases from $4,000 per month to $4,200 per month. In the event the tenant exercises the renewal options, the lease payments will be adjusted on the first day of the renewal term to reflect changes in the Consumer Price Index for Los Angeles-Riverside-Orange County, California.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of September 25, 2001 with respect to those persons known to CCS to be the beneficial owners of more than five percent (5%) of the CCS common stock. Unless otherwise noted, CCS has been advised that all of the shares listed below are beneficially owned, and the sole investment and voting power is held, by the person or entity named.

                                                   AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP      PERCENT OF CLASS
------------------------------------               --------------------      ----------------
T. Rowe Price Associates, Inc.(1)                       718,414                    9.9%
100 East Pratt Street
Baltimore, Maryland 21202

FleetBoston Financial Corporation(2)                    718,400                    9.9%
One Federal Street
Boston, Massachusetts 02110

Dimensional Fund Advisors, Inc.(3)                      600,650                    8.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Century Management(5)                                   372,400                    5.2%
1301 Capitol of Texas Highway, Suite B228
Austin, Texas  78746

Amy S. Harrison(4)                                      373,246                    5.1%
11980 S. Mt. Vernon
Grand Terrace, California 92324

------------------------

(1) Based on information included in a Form 13G filed with the Securities and Exchange Commission on February 8, 2001. T. Rowe Price Associates has sole voting power with respect to 18,414 shares and sole dispositive power with respect to 718,414 shares.

(2) Based on information included in a Form 13G filed with the Securities and Exchange Commission on February 14, 2001. FleetBoston has sole voting power with respect to 474,300 shares, sole dispositive power with respect to 715,900 shares, and shared dispositive power with respect to 2,500 shares.

(3) Based on information included in a Form 13G filed with the Securities and Exchange Commission on February 2, 2001.

(4) Includes 48,667 shares issuable upon exercise of outstanding stock options granted to Ms. Harrison. The shares issuable to Ms. Harrison upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding CCS common stock beneficially owned by her, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(5) Based on information included in a Form 13F filed with the Securities and Exchange Commission on June 1, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of September 25, 2001 with respect to the CCS common stock beneficially owned by each director, each of the five most highly compensated executive officers of CCS during the 2001 fiscal year, and all directors and executive officers as a group. Unless otherwise noted, CCS has been advised that all of the shares listed below are beneficially owned, and the sole investment and voting power is held, by the person named.

                                                    AMOUNT AND NATURE OF
       NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)              PERCENT OF CLASS
-----------------------------------------           -----------------------              ----------------
Amy S. Harrison(2)(3)                                       373,246                            5.1%

Martha A. Petrey, Ph.D.(2)(3)                               348,079                            4.7

William J Ballard(2)(3)                                      93,892                            1.3

Thomas B. Clark(2)                                           31,000(4)                            *

Joseph A. Fernandez, Ed.D.(2)                                37,328(5)                            *

David L. Warnock(2)                                          61,904                               *

Francis M. Sauvageau(3)                                      10,729                               *

Barbara J. Dalton(3)                                          6,667                               *

All Executive Officers and Directors as a                 1,100,706                           14.5%
Group (14 persons)

------------------------
*        Less than one percent
(1) Pursuant to rules of the Securities and Exchange Commission, the shares indicated include the following shares issuable upon exercise of outstanding stock options:

         Amy S. Harrison                               48,667
         Martha A. Petrey, Ph.D.                       43,500
         William J Ballard                             48,667
         Thomas B. Clark                               30,000
         Joseph A. Fernandez, Ed.D.                    30,000
         David L. Warnock                              30,000
         Francis M. Sauvageau                          10,667
         Barbara J. Dalton                              6,667
         All Executive Officers and
            Directors as a Group                      352,335

         The shares issuable to each of these persons and to all executive officers and directors as a group upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding CCS common stock beneficially owned by that person and for all executive officers and directors as a group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(2)      Director

(3)      Executive Officer

(4) Includes 1,000 shares of CCS common stock held by the spouse of Mr. Clark, as to which Mr. Clark disclaims beneficial ownership.

(5) The shares indicated also include a warrant to purchase 3,858 shares of CCS common stock.

                              SHAREHOLDER PROPOSALS

         If the merger is not consummated, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, CCS shareholders may present proper proposals for inclusion in CCS's proxy statement and for consideration at the next annual meeting of CCS's shareholders by submitting their proposals to CCS in a timely manner. In order to be so included for the annual meeting of CCS shareholders for CCS's 2001 fiscal year, shareholder proposals must have been received by CCS no later than June 24, 2001, and must comply with the requirements of Rule 14a-8.

         In addition, CCS's bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in CCS's proxy statement, to be brought before an annual meeting of shareholders. Notice must have been received by CCS's Secretary no later than June 24, 2001 and contain specified information concerning the matters to be brought before such meeting and the shareholder proposing such matters.


                             ADDITIONAL INFORMATION

         CCS is not incorporating any information into this proxy statement from documents that CCS has filed with the Securities and Exchange Commission. If, however, you would like copies of documents that CCS has filed with the Securities and Exchange Commission, including CCS's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, you may request copies of those documents, excluding exhibits, by contacting CCS at:

         Children's Comprehensive Services, Inc.
         3401 West End Avenue, Suite 400
         Nashville, Tennessee 37203
         (615) 250-0000

If you would like to request documents, please do so by _______, 2001 in order to receive them before the special meeting of shareholders.

                                                                      APPENDIX A



--------------------------------------------------------------------------------

                         AGREEMENT FOR STATUTORY MERGER

--------------------------------------------------------------------------------


                            AMERIS ACQUISITION, INC.



                               KIDS HOLDINGS, INC.

                                       AND

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.


--------------------------------------------------------------------------------


                                 AUGUST 8, 2001


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1             DEFINITIONS..................................................................6

ARTICLE 2             MERGER.......................................................................8

         2.1.     Merger of Ameris into CCS........................................................8

         2.2.     Common Stock of CCS..............................................................9

         2.3.     Rights of CCS's Shareholders Pending and Upon Surrender of Shares...............10

         2.4.     Closing and Effective Date of Merger............................................11

         2.5.     Modification of Certain Related Party Leases....................................11

         2.6.     Non-Competition Agreements......................................................11

         2.7.     Agreements of Certain Shareholders of CCS to Vote in Favor of the Merger........11

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF CCS.......................................11

         3.1.     Organization, Corporate Power and Qualification.................................11

         3.2.     Capitalization of CCS...........................................................12

         3.3.     Subsidiaries....................................................................12

         3.4.     SEC Reports and Financial Statements............................................13

         3.5.     Absence of Undisclosed Liabilities..............................................13

         3.6.     Absence of Certain Recent Changes...............................................13

         3.7.     Contracts.......................................................................16

         3.8.     Absence of Related Party Transactions...........................................17

         3.9.     Defaults........................................................................18

         3.10.    Investments.....................................................................18

         3.11.    Receivables.....................................................................18

         3.12.    Powers of Attorney..............................................................18

         3.13.    Guarantees......................................................................18

         3.14.    Permits and Licenses............................................................18

         3.15.    Litigation, etc.................................................................19

         3.16.    Court Orders, Decrees and Laws..................................................19

         3.17.    Taxes...........................................................................19

         3.18.    Immigration Act.................................................................21

         3.19.    Program Compliance..............................................................21

         3.20.    Reimbursement Matters...........................................................21

         3.21.    Environmental Matters...........................................................21

         3.22.    ERISA...........................................................................22

         3.23.    Pension Plans...................................................................23

         3.24.    Employee Matters................................................................23

         3.25.    Insurance; Malpractice..........................................................23

         3.26.    Labor Matters...................................................................23

         3.27.    Improper Payments...............................................................24

         3.28.    No Finders or Brokers...........................................................24

         3.29.    Authority; Binding Effect.......................................................24

         3.30.    Consents and Approvals of Governmental Authorities..............................24

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF AMERIS AND AMERIS HOLDINGS................25

         4.1.     Organization and Standing of Ameris and Ameris Holdings.........................25

         4.2.     Authority; Binding Effect.......................................................25

         4.3.     Financing.......................................................................25

         4.4.     Consents and Approvals of Governmental Authorities..............................26

         4.5.     Defaults........................................................................26

         4.6.     No Finders or Brokers...........................................................26

         4.7.     Legal Proceedings...............................................................26

ARTICLE 5             COVENANTS OF AMERIS AND AMERIS HOLDINGS.....................................26

         5.1.     Best Efforts to Secure Consents.................................................27

         5.2.     Financing Commitments...........................................................27

         5.3.     Information.....................................................................27

         5.4.     Compliance With Agreement.......................................................27

         5.5.     Proxy Material..................................................................28

         5.6.     Indemnification of Directors and Officers.......................................28

         5.7.     Confidentiality Agreement.......................................................28

         5.8.     Severance Arrangements..........................................................28

ARTICLE 6             COVENANTS OF CCS............................................................28

         6.1.     Access and Information..........................................................28

         6.2.     Conduct of Business.............................................................29

         6.3.     Personnel Matters...............................................................29

         6.4.     Compliance with Agreement.......................................................30

         6.5.     Best Efforts to Secure Consents.................................................30

         6.6.     Assets Complete.................................................................30

         6.7.     Unusual Events..................................................................30

         6.8.     Interim Financial Statements....................................................31

         6.9.     Shareholders' Meeting and Proxy Material........................................31

         6.10.    Non-Solicitation "No-Shop" Covenant.............................................31

         6.11.    Maintain Insurance Coverage.....................................................33

         6.12.    Handling of Documents...........................................................33

ARTICLE 7             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CCS..............................33

         7.1.     Representations and Warranties True.............................................33

         7.2.     Opinion of Counsel..............................................................34

         7.3.     Authority.......................................................................34

         7.4.     No Obstructive Proceeding.......................................................34

         7.5.     Delivery of Certain Certified Documents.........................................34

         7.6.     Approval by Shareholders of CCS.................................................34

         7.7.     Proceedings and Documents Satisfactory..........................................34

         7.8.     Casualty Prior to Closing.......................................................35

ARTICLE 8             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AMERIS AND AMERIS HOLDINGS.......35

         8.1.     Representations and Warranties True.............................................35

         8.2.     No Obstructive Proceeding.......................................................35

         8.3.     Environmental Audit.............................................................36

         8.4.     Transfer of Licenses............................................................36

         8.5.     Title Insurance.................................................................36

         8.6.     Appraisals......................................................................36

         8.7.     Opinion of CCS Counsel..........................................................36

         8.8.     Consents and Approvals..........................................................36

         8.9.     No Adverse Change...............................................................37

         8.10.    Approval by Shareholders of CCS.................................................37

         8.11.    Senior Financing................................................................37

         8.12.    Delivery of Certain Documents...................................................37

ARTICLE 9             TERMINATION.................................................................37

         9.1.     Optional Termination............................................................37

         9.2.     Termination Fee.................................................................38

         9.3.     Notice of Abandonment...........................................................38

         9.4.     Mandatory Termination...........................................................39

         9.5.     Termination.....................................................................39

ARTICLE 10            MISCELLANEOUS...............................................................39

         10.1.    Expenses........................................................................39

         10.2.    Cooperation by Ameris...........................................................39

         10.3.    Notices.........................................................................39

         10.4.    Entire Agreement................................................................40

         10.5.    Governing Law...................................................................40

         10.6.    Waiver Of Trial By Jury.........................................................40

         10.7.    CON Disclaimer..................................................................41

         10.8.    Time............................................................................41

         10.9.    Section Headings................................................................41

         10.10.   Waiver..........................................................................41

         10.11.   Exhibits........................................................................41

         10.12.   Assignment......................................................................41

         10.13.   Binding on Successors and Assigns...............................................41

         10.14.   Amendments......................................................................42

         10.15.   Drafting Party..................................................................42

         10.16.   Counterparts....................................................................42

         10.17.   Reproduction of Documents.......................................................42

         10.18.   Press Releases..................................................................42

         10.19.   Survival of Representations and Warranties......................................42

                         AGREEMENT FOR STATUTORY MERGER

         AGREEMENT FOR STATUTORY MERGER ("Agreement"), dated as of August 8, 2001, between KIDS HOLDINGS, INC., a Tennessee corporation ("Ameris Holdings"), AMERIS ACQUISITION, INC., ("Ameris") , a Tennessee corporation which is wholly owned by Ameris Holdings, and CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation ("CCS").

ARTICLE 1  DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

"2002 EBITDA" means earnings of CCS before interest, taxes, depreciation and amortization for the period from July 1, 2001 through June 30, 2002.

"ADDITIONAL FINANCING COMMITMENT" means a financing commitment from a lender to fund at least $12 million of the Cash Purchase Price for the CCS Common Stock.

"AFFILIATE" means with respect to any Person, any Person which controls, is controlled by, or is under common control with such Person all as more fully set forth in the rules and regulations of the Securities and Exchange Commission under the Securities Act.

"AMERIS" means Ameris Acquisition, Inc., a Tennessee corporation.

"BUSINESS DAY" means any day (other than a Saturday or Sunday or a public holiday in the United States) on which banks in Nashville, Tennessee are open for business.

"CCS" means Children's Comprehensive Services, Inc., a Tennessee corporation.

"CCS FINANCIAL STATEMENTS" is defined in ss.3.4.

"CLOSING" and "CLOSING DATE" are defined in ss.2.4.

"CODE" means the Internal Revenue Code of 1986, as amended.

"EFFECTIVE DATE" is defined in ss.2.4.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXHIBIT VOLUME" means the volume of Exhibits referred to in this Agreement prepared and delivered by CCS.

"FACILITY" OR "FACILITIES" means each of the programs or locations at which CCS or its Subsidiaries operate their respective businesses, as such Facilities are listed on Appendix 2.8 attached hereto.

"FINANCING COMMITMENT" means one or more financing commitments from Heller
         Healthcare Finance, Inc. which, together with the Additional Financing Commitment, are sufficient to fund the Cash Purchase Price for the payment for the CCS Common Stock, copies of which have been provided by Ameris to CCS.

"GAAP" means generally accepted accounting principles, consistently applied.

"KNOWLEDGE" means, with respect to any Person who is an individual, the actual knowledge of such Person after commercially reasonable investigation and inquiry, and with respect to Persons other than individuals, the actual knowledge of such entity's executive officers after commercially reasonable investigation and inquiry.

"MATERIAL ADVERSE EFFECT" means a material adverse change, effect, event or condition with respect to the assets, liabilities, operations, financial condition or business, including customer loyalty, reputation and goodwill of CCS (other than any such change, effect, event or condition that results or arises from changes in general economic conditions or in a legal requirement, or as a result of the Merger or taking any action required by this Agreement) that is reasonably likely to result in a decrease in the 2002 EBITDA of CCS of greater than $2,000,000.

"OPTIONS" is defined in ss.2.2(e).

"OWNED FACILITIES" means those Facilities which are owned in fee simple by CCS or one of its Subsidiaries.

"PERMITTED LIENS" means (i) liens disclosed in the SEC Reports filed prior to the date hereof, (ii) liens that would not, individually or in the aggregate, result in a Material Adverse Effect, (iii) liens for current taxes not yet due and payable and (iv) mechanics' or materialmens' liens arising in the ordinary course of business with respect to obligations that are not past due or which are being contested in good faith.

"PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or a government or political subdivision thereof.

"SEC REPORTS" is defined in ss.3.4 hereof.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SUBSIDIARIES" means each of the corporate subsidiaries of CCS, each of which is listed on Appendix 3.1 and each of which, if not otherwise noted, is owned 100% by CCS.

"SUPERIOR PROPOSAL" means any bona fide acquisition proposal on terms that the Board of Directors of CCS determines in its good faith judgment (after consultation with and taking into account the advice of a financial advisor and taking into account all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions and conditions to and timing of consummation) are more favorable to the shareholders of CCS than this Agreement and the Merger taken as a whole.

ARTICLE 2  MERGER

         2.1. MERGER OF AMERIS INTO CCS.

         Ameris shall be merged with and into CCS on the Effective Date (as defined in ss.2.4 hereof) in accordance with the applicable laws of the State of Tennessee (the "Merger") as provided in a Plan of Merger to be set forth in the Articles of Merger in substantially the form of Appendix 2.1 attached hereto which provides, among other matters, as follows:

               (a) SURVIVING ENTITY. CCS shall be the surviving entity (the "Surviving Entity") from and after the Effective Date, and the name of the Surviving Entity shall be "Children's Comprehensive Services, Inc.". Following the Merger, the separate existence of Ameris shall cease, and the Surviving Entity shall without other transfer succeed to all the rights and property, subject to all debts and liabilities, of Ameris in the same manner as if the Surviving Entity itself had incurred them.

               (b) CHARTER. From and after the Effective Date, the Charter of Ameris shall be the Charter of the Surviving Entity, until thereafter amended.

               (c) BY-LAWS. From and after the Effective Date, the By-laws of Ameris shall be the by-laws of the Surviving Entity, until thereafter amended.

               (d) DIRECTORS AND OFFICERS. The directors and officers of Ameris immediately prior to the Effective Date shall be the directors and officers, respectively, of the Surviving Entity, to serve, in both cases, until their successors shall have been elected and qualified or until otherwise provided by law and the Charter and By-laws of the Surviving Entity.

               (e) COMMON STOCK OF AMERIS. By virtue of the Merger and without any action of the holder thereof each share of common stock of Ameris outstanding on the Effective Date shall remain outstanding and unchanged as a share of the common stock of the Surviving Entity.

         2.2. COMMON STOCK OF CCS. By virtue of the Merger and without any action of the holder thereof, each holder of the shares of common stock of CCS ("CCS Common Stock") issued and outstanding immediately prior to the Effective Date shall be entitled to receive, for each of its shares of CCS Common Stock, an amount equal to $6.00 per share (the "Cash Purchase Price"), payable as follows:

               (a) By virtue of the Merger, on the Effective Date, each share of CCS Common Stock shall cease to exist, all certificates for such stock shall be canceled and no shares or membership interest of the Surviving Entity shall be exchanged therefor; provided, however, that the holder thereof shall be entitled to the Cash Purchase Price.

               (b) Prior to the Effective Date, Ameris shall designate, with the consent of CCS which shall not be unreasonably withheld, a bank or trust company to act as Exchange Agent in the Merger (the "Exchange Agent"). At, or prior to, the Effective Date, Ameris shall have deposited with the Exchange Agent, in trust for the benefit of CCS's shareholders, the aggregate amount of cash equal to the Cash Purchase Price multiplied by the number of shares of CCS Common Stock outstanding immediately prior to the Effective Date. The Exchange Agent may invest any cash deposited with it in obligations of or guaranteed by the United States of America (collectively, "Permitted Investments") or in money market funds which are invested solely in Permitted Investments; provided, further, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payment of the Cash Purchase Price (as contemplated in ss.2.2(c) hereof) to shareholders of CCS entitled thereto. Any net profit resulting from, or interest or income produced by, Permitted Investments shall be payable to Ameris, who shall replace any monies lost through any investment made pursuant to this ss.2.2(b).

               (c) Promptly after the Effective Date, the Exchange Agent shall mail and otherwise make available to each record holder of CCS Common Stock, as of the Effective Date, a letter of transmittal and instructions for use in effecting the surrender of each such share of CCS Common Stock for payment hereunder. Upon surrender to the Exchange Agent of CCS Common Stock, together with such letter of transmittal duly executed, the holder of such CCS Common Stock shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of shares of CCS Common Stock surrendered multiplied by the Cash Purchase Price. If payment is to be made to a person other than the person in whose name the shares of CCS Common Stock surrendered are registered, it shall be a condition of payment that shares so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the shares of CCS Common Stock surrendered or establish to the satisfaction of the Surviving Entity that such tax has been paid or is not applicable.

               (d) At any time following 365 days after the Effective Date, at the option of Ameris, it may direct the Exchange Agent to deliver to it any part or all of the consideration deposited with the Exchange Agent for the benefit of holders of CCS Common Stock which remains unclaimed, and any interest earned on such consideration while on deposit, and thereafter the Exchange Agent shall not be liable to any person claiming the same. No interest shall accrue or be payable to or for the benefit of such holders with respect to any cash held by the Exchange Agent or Ameris. After the return to Ameris by the Exchange Agent of unclaimed Cash Purchase Price, Ameris shall, upon surrender to it of shares of CCS Common Stock, pay to the holder of such shares the Cash Purchase Price to which they are entitled.

               (e) At or immediately prior to the Effective Date, each outstanding stock option or warrant to purchase shares of CCS Common Stock (the "Options") granted under CCS's stock option plans, or otherwise, that has not been exercised prior to the Effective Date shall vest and become fully exercisable, each holder of an outstanding Option shall exercise such Option or agree that such Option shall be cashed out on the Effective Date, each Option shall be canceled, and each such holder of any such Option shall be paid for each such Option an amount determined by multiplying (x) the excess, if any, of the Cash Purchase Price over the applicable per share exercise price of such Option by (y) the number of shares of CCS Common Stock such holder could have purchased had such holder exercised such Option in full immediately prior to the Effective Date. On or prior to the Effective Date, CCS shall deposit, in trust for the benefit of the holders of the Options, with a bank or trust company designated by CCS, with the consent of Ameris which shall not be unreasonably withheld (the "Paying Agent"), the aggregate amount of cash to be paid to the holders of Options pursuant to this ss.2.2(e). Immediately following the Effective Date, the Paying Agent shall mail to each holder of an Option the amount to be paid with respect to his or her Options. Upon the Effective Date, all existing CCS stock option plans shall be terminated by CCS.

         2.3. RIGHTS OF CCS'S SHAREHOLDERS PENDING AND UPON SURRENDER OF SHARES.

         After the Effective Date, there shall be no transfers on the stock transfer books of CCS of any shares of CCS Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates representing shares of CCS Common Stock are presented to the Surviving Entity or CCS's stock transfer agent, they shall be canceled and exchanged for the Cash Purchase Price as provided for in this ARTICLE 2.

         2.4. CLOSING AND EFFECTIVE DATE OF MERGER.

         The closing (the "Closing"), shall be held on the next Business Day after the last to be fulfilled or waived of the conditions set forth in Articles 7 and 8 has been fulfilled or waived in accordance herewith (or at such later date as shall be agreeable to CCS and Ameris but in no event later than December 31, 2001) (the "Closing Date") at the offices of Boult, Cummings, Conners & Berry, PLC, in Nashville, Tennessee. In addition to other actions contemplated hereunder, CCS and Ameris shall execute in accordance with the Tennessee Business Corporation Act, and shall cause to be filed and recorded with the appropriate offices under the laws of the State of Tennessee, copies of the Articles of Merger. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Tennessee or such subsequent time as the parties shall specify in the Articles of Merger (the "Effective Date").

         2.5. MODIFICATION OF CERTAIN RELATED PARTY LEASES.

         CCS shall have received prior to or contemporaneously with, the execution of this Agreement, one or more leases for certain of CCS's Facilities located in Barstow, California, San Bernardino, California, Banning, California, and Ontario/Rancho Cucamonga, California in the forms attached hereto as Appendix 2.5 executed by the owners of such properties.

         2.6. NON-COMPETITION AGREEMENTS.

         CCS shall have received prior to or contemporaneously with, the execution of this Agreement, non-competition agreements executed by Amy S. Harrison and Martha A. Petrey, Ph.D., in the forms attached hereto as Appendix 2.6.

         2.7. AGREEMENTS OF CERTAIN SHAREHOLDERS OF CCS TO VOTE IN FAVOR OF THE MERGER.

         CCS shall have received prior to, or contemporaneously with, the execution of this Agreement, agreements and irrevocable proxies in the forms attached hereto as Appendix 2.7 executed by each of the members of the Board of Directors of CCS to vote their shares of CCS Common Stock in favor of the Merger at the CCS Shareholders Meeting referred to in ss.6.9.

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF CCS

         Except as set forth in the Exhibits to this Agreement, CCS hereby represents and warrants to Ameris as follows:

         3.1. ORGANIZATION, CORPORATE POWER AND QUALIFICATION.

         CCS and each of its Subsidiaries listed on Appendix 3.1 is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. CCS and its Subsidiaries are each duly qualified to do business and in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would constitute a Material Adverse Effect. CCS and each of its Subsidiaries are qualified to do business in the states listed on Appendix 3.1. No jurisdiction where CCS is not presently qualified as a foreign corporation has, to the Knowledge of CCS, made any assertion that CCS's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. A copy of CCS's Charter and all amendments thereto as of the date hereof and a copy of CCS's bylaws, as amended to the date hereof (both certified by the Secretary of CCS), have previously been provided to Ameris and are true, accurate and complete as of the date hereof, have not been amended since the date they were so provided and shall not be amended prior to completion of the Merger. CCS is not in default under or in violation of any provision of its Charter or bylaws. CCS represents and warrants that it has no Subsidiaries that are not shown on Appendix 3.1.

         3.2. CAPITALIZATION OF CCS.

              The authorized capital stock of CCS consists of (i) 50,000,000 shares of $0.01 par value common stock, of which as of the date hereof, 7,228,202 shares have been duly authorized by all necessary corporate action on the part of CCS, are validly issued and outstanding, fully paid and non-assessable, and (ii) 10,000,000 shares of $1.00 par value preferred stock of which, as of the date hereof, no shares have been issued or are outstanding. Except as set forth in Exhibit 3.2 of the Exhibit Volume, there are no other authorized or outstanding equity securities of CCS of any class, kind or character, and there are no outstanding rights, contracts, rights to subscribe, conversion rights, exchange rights, warrants, options, calls, puts or other agreements or commitments of any character relating to the capital stock of CCS or any securities convertible or exchangeable or exercisable for any shares of stock of any class of capital stock of CCS. CCS owns, directly or indirectly, 100% of the stock in each of the Subsidiaries. Except for the transactions contemplated by this Agreement, there are no agreements or understandings among CCS's shareholders with respect to the voting of shares of the CCS Common Stock on any matter.

         3.3. SUBSIDIARIES.

              CCS has no direct or indirect ownership interest in, by way of stock ownership or otherwise, any corporation, association or business enterprise except for the Subsidiaries listed on Appendix 3.1 and further described in Exhibit 3.3, all of which are wholly-owned direct or indirect Subsidiaries. Copies of the Charters or Articles of Incorporation, as applicable, and bylaws of each Subsidiary have previously been provided to Ameris and are true, accurate and complete as of the date hereof and have not been amended since the date they were so provided. CCS owns beneficially and of record all shares of capital stock of each Subsidiary free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, and none of such shares are subject to any covenant or other contractual restriction preventing or limiting the right to transfer such shares. There are not any agreements or understandings to which CCS or any Subsidiary is a party with respect to the voting of shares of capital stock of any Subsidiary; and neither CCS nor any of its Subsidiaries has outstanding any options, calls, rights of conversion or other commitments to purchase or sell any authorized or issued shares of capital stock of any Subsidiary.

         3.4. SEC REPORTS AND FINANCIAL STATEMENTS.

               (a) CCS has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed with the SEC by it pursuant to the Securities Act and the Exchange Act and the SEC rules and regulations promulgated thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (the "SEC Reports"). None of the SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any such statements have been modified or superceded by a later SEC report filed prior to the date hereof.

               (b) The consolidated balance sheets and the related statements of income, shareholders' equity and cash flow (including the related notes thereto) of CCS included in the SEC Reports (collectively, the "CCS Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as otherwise noted therein), and present fairly the consolidated financial position of CCS and its Subsidiaries as of their respective dates, and the results of its operations and their cash flow for the periods presented therein (subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments).

         3.5. ABSENCE OF UNDISCLOSED LIABILITIES.

              Except as and to the extent reflected or reserved against in the CCS Financial Statements, except for commitments and obligations incurred in the ordinary course of business accruing after March 31, 2001, except for liabilities under this Agreement or incurred in connection with the transactions contemplated hereby, and except for liabilities or obligations disclosed in this Agreement, the Exhibits and Appendices hereto or in the SEC Reports, CCS and its Subsidiaries have no liabilities, claims or obligations required to be disclosed by GAAP (whether accrued, absolute, contingent, unliquidated or otherwise, whether due to become payable and regardless of when or by whom asserted), except any such liabilities, claims or obligations which would not have a Material Adverse Effect.

         3.6. ABSENCE OF CERTAIN RECENT CHANGES.

              Except as expressly provided in this Agreement or as set forth on Exhibit 3.6 or elsewhere in the Exhibit Volume, from March 31, 2001 through the date of this Agreement, each of CCS and its Subsidiaries have not been, and will not have from the date of this Agreement through the Closing:

               (a) except in the usual and ordinary course of its business, consistent with past practice, and in an amount which is usual and normal incurred any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets;

               (b) suffered any damage, destruction or loss, not covered by insurance, in excess of $100,000;

               (c) suffered the resignation or other termination of any material management personnel of CCS, or the loss of or other termination of a business relationship with any material customers or suppliers not previously disclosed to Ameris in writing;

               (d) increased the regular rate of compensation payable by it to any employee or any physician other than normal merit and cost of living increases granted in the ordinary course of business consistent with past practice; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of its employees, which increase is not required by applicable law;

               (e) established or agreed to establish, amended or terminated any pension, retirement or welfare plan or arrangement for the benefit of its employees not theretofore in effect;

               (f) suffered any change in its financial condition, assets, liabilities, operations, or business or suffered any other event or condition of any character which individually or in the aggregate has or would reasonably have a Material Adverse Effect;

               (g) had any change in its capitalization, including, without limitation, the issuance of any shares of stock of any class (other than shares issued upon exercise of Options or pursuant to CCS's employee stock purchase plan), any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equity interests in CCS;

               (h) declared or paid any dividend or other distribution on any class of its capital stock or purchased or redeemed any of its capital stock (other than shares acquired by CCS in connection with the exercise of Options);

               (i) made any direct or indirect purchase, redemption or other acquisition by or made any commitment, plan or agreement to purchase, redeem or otherwise acquire any shares of its capital stock or other equity interests (other than shares acquired by CCS in connection with the exercise of Options and the amendments to outstanding Options contemplated by
                    Section 2.2(e));

               (j) experienced any labor organizational efforts, strikes or complaints likely to result in a Material Adverse Effect, other than grievance procedures in the ordinary course of business, or entered into any collective bargaining agreements with any union;

               (k) made any single capital expenditure which exceeded $50,000 or made aggregate capital expenditures for items not included in the capital budget which exceeded $250,000 other than items included in the 2001 or 2002 capital budget of CCS;

               (l) except with respect to Permitted Liens, permitted or allowed any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than under current credit and loan agreements previously disclosed to Ameris in writing);

               (m) written down the value of any of its assets, or written off as uncollectible any notes or accounts receivable, except for year-end adjustments and except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which are material, or revalued any of its assets;

               (n) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the usual and ordinary course of business, consistent with past practice;

               (o) suffered any extraordinary losses, canceled any debts or waived any claims or rights of substantial value, whether or not in the usual and ordinary course of business;

               (p) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any shareholder of CCS holding more than 5% of the Common Stock of CCS or any of the officers or directors of CCS or any of its Subsidiaries or of any Affiliate, except for reimbursement of ordinary and reasonable business expenses related to its business and the amendments to outstanding Options contemplated by Section 2.2(e);

               (q) amended, terminated or otherwise altered (whether by action or inaction) any contract, agreement or license having unperformed commitments or obligations of more than $50,000 to which it is a party, except in the ordinary course of business consistent with past practice and the amendments to outstanding Options contemplated by Section 2.2(e);

               (r) entered into a material transaction other than in the ordinary course of business or made any change in any method of accounting or accounting practice;

               (s)  canceled, or failed to continue, insurance coverages; or

               (t) agreed, whether in writing or otherwise, to take any action described in this ss.3.6.

         3.7. CONTRACTS.

              Exhibit 3.7 of the Exhibit Volume contains a list of each contract, lease, agreement and other instrument to which CCS or any of its Subsidiaries is a party or is bound which involves an unperformed commitment or obligation (contingent or otherwise) of more than $50,000 in the aggregate, other than any contract with an individual student or resident. Except as noted in such Exhibit, all such contracts, leases and agreements are in full force and effect and there has been no threatened cancellation thereof provided in writing to CCS or any Subsidiary, there are no outstanding material disputes thereunder, each is with unrelated third parties, was entered into on an arms-length basis in the ordinary course of business and will continue to be binding in accordance with its terms after consummation of the transactions contemplated hereby. Except as set forth in Exhibit 3.7, there are no employment agreements or other agreements to which CCS or any of its Subsidiaries is a party or by which CCS or any of its Subsidiaries is bound that contain any severance or termination pay liabilities or obligations.

              Except as described in Exhibit 3.7 or the other Exhibits or Appendices contained in the Exhibit Volume (and except for purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), neither CCS nor any of its Subsidiaries is, as of the date of this Agreement, a party to or bound by any:

               (a) material agreement or contract not made in the ordinary course of business;

               (b) employee collective bargaining agreement or other contract with any labor union;

               (c)  covenant not to compete;

               (d) lease or similar agreement under which CCS or any of its Subsidiaries is a lessor or sublessor of any material real property owned or leased by CCS or any of its Subsidiaries or any portion of premises otherwise occupied by CCS or any of its Subsidiaries (other than leases or agreements among CCS and its Subsidiaries);

               (e) (i) lease or similar agreement under which (A) CCS or any of its subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) CCS or any of its subsidiaries is a lessor or sublessor of any tangible personal property owned by CCS or any of its subsidiaries,
                    (ii) continuing contract for the future purchase of materials, supplies or equipment, or (iii) management, service, consulting or other similar type of contract, in any such case under this subsection (e), which has a future liability in excess of $50,000, and which is not terminable by CCS or its subsidiaries for a cost of less than $50,000;

               (f) license or other agreement relating in whole or in part to, trademarks (including, but not limited to, any license or other agreement under which CCS or any of its Subsidiaries has the right to use any of the same owned or held by a third party);

               (g) agreement or contract under which CCS or any of its Subsidiaries has borrowed or lent any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others for an amount in excess of $50,000 (other than (i) endorsements for the purpose of collection in the ordinary course of business, (ii) agreements or contracts among CCS and its Subsidiaries or among CCS or any of its Subsidiaries, and (iii) advances to employees of CCS and its Subsidiaries in the ordinary course of business);

               (h) mortgage, pledge, security agreement, deed of trust or other document granting a lien (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices but excluding operating leases) other than Permitted Liens;

               (i) other agreement, contract, lease, license, commitment or instrument to which CCS or any of its Subsidiaries is a party or by which CCS or any of its Subsidiaries or any of their assets or businesses are bound or subject, which is not terminable by CCS or its Subsidiaries for a cost of less than $10,000; or

               (j) any agreement, contract, understanding or business venture with any physician, other provider or any other Person which violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services.

         3.8. ABSENCE OF RELATED PARTY TRANSACTIONS.

              Except as disclosed on Exhibit 3.8, neither CCS, nor any officer or director of CCS, has any material direct or indirect financial or economic interest in any competitor or supplier of CCS. Except as disclosed on Exhibit 3.8, all transactions involving CCS and its officers and directors and greater than 5% shareholders have been disclosed in CCS's SEC Reports in accordance with the rules and regulations promulgated under the Exchange Act, and said Exhibit lists all such transactions.

         3.9. DEFAULTS.

         Except as disclosed in Exhibit 3.9, neither CCS nor any of its Subsidiaries is in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under any material outstanding indenture, mortgage, contract, instrument or agreement to which CCS or any of its Subsidiaries is a party or by which CCS or any of its Subsidiaries may be bound or under any provision of the Charter or bylaws of CCS or any of its Subsidiaries. Except as set forth in Exhibit 3.9, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of, or result in the breach of, or constitute a default under, any law the violation of which would result in a significant liability to CCS or any of its Subsidiaries, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; constitute a violation of or a default under, or a conflict with, any term or provision of the Charter or bylaws of CCS or any of its Subsidiaries or any material contract, commitment, indenture, lease, instrument or other agreement, or any other material restriction of any kind to which CCS or any of its Subsidiaries is a party or is bound; or cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of CCS or any of its Subsidiaries, to be accelerated, or increase any such liability or obligation, in each case, where such violation would have a Material Adverse Effect.

         3.10. INVESTMENTS.

         Except as reflected in the CCS Financial Statements, neither CCS nor any of its Subsidiaries have any investments in, or any outstanding material advances to, any other Persons.

         3.11. RECEIVABLES.

         All notes and accounts receivable of CCS and its Subsidiaries shown on the CCS Financial Statements and all those arising since the date of the balance sheets presented in the CCS Financial Statements have arisen in the ordinary course of business.

         3.12. POWERS OF ATTORNEY.

         Exhibit 3.12 lists any outstanding powers of attorney related to any of CCS and its Subsidiaries and a summary statement of the terms thereof.

         3.13. GUARANTEES.

         Included as Exhibit 3.13 in the Exhibit Volume is a list and brief description of all guarantees and any matters of suretyship of CCS and its Subsidiaries.

         3.14. PERMITS AND LICENSES.

         Included as Exhibit 3.14 in the Exhibit Volume is a schedule of permits and licenses, listing and briefly describing each permit, license or similar authorization from each governmental authority issued with respect to the operation or ownership of the Facilities by

CCS and its Subsidiaries together with the designation of the respective expiration dates of each, and also listing and briefly describing each association in which CCS or any of its Subsidiaries is a member and each association or governmental authority by which CCS or any of its Subsidiaries is accredited, certified, or otherwise recognized. Neither CCS nor any of its Subsidiaries is required under any applicable law or regulation to obtain any additional material permits, licenses or similar authorizations (including, without limitation, any additional certificates of need) from any governmental authority for the proper conduct of its business or to become a member of or accredited by any association or governmental authority other than those listed on Exhibit 3.14 in the Exhibit Volume.

         3.15. LITIGATION, ETC.

               Except as set forth in Exhibit 3.15 of the Exhibit Volume, there is no material litigation, arbitration, governmental claim, investigation or proceeding pending or, to the Knowledge of CCS or any of its Subsidiaries, threatened against CCS or any of its Subsidiaries at law or in equity, before any court, arbitration tribunal or governmental agency. Except as set forth in
Exhibit 3.15, all claims and litigation against CCS or any of its Subsidiaries are fully covered by insurance, after taking into account deductibles and retentions. All claims listed on Exhibit 3.15 that are not covered by insurance will not, individually or in the aggregate, result in a Material Adverse Effect.

         3.16. COURT ORDERS, DECREES AND LAWS.

               There is not outstanding or, to the Knowledge of CCS or any of its Subsidiaries, threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting CCS or any of its Subsidiaries or any of their assets which would significantly interfere with their ability to conduct their businesses. CCS and its Subsidiaries are in material compliance with all applicable federal, state and local laws, regulations and administrative orders which are material to the business of CCS and its Subsidiaries, and CCS and its Subsidiaries have received no notices of alleged violations thereof except as disclosed in Exhibit 3.16 hereof. To the Knowledge of CCS or any of its Subsidiaries, no governmental authorities are presently conducting proceedings against CCS or any of its Subsidiaries and, to the Knowledge of CCS or any of its Subsidiaries, no such investigation or proceeding is pending or being threatened.

         3.17. TAXES.

               Copies of CCS's federal, state and local income tax returns for the tax years ended June 30, 2000, June 30, 1999 and June 30, 1998 have previously been provided or made available to Ameris. No waivers of any statute of limitations relating to the payment of taxes have been given by CCS or any of its Subsidiaries and no waivers therefor have been requested by the Internal Revenue Service from CCS or any of its Subsidiaries. Except as set forth in
Exhibit 3.17, no extensions have been obtained to file any tax return which has not heretofore been filed. CCS and its Subsidiaries have withheld from each payment made to employees, independent contractors, creditors, shareholders or other third parties the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and have set aside all other employee contributions or payments customarily set aside with respect to such wages and have paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. None of CCS and its Subsidiaries will be required, as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) beginning after the Closing Date. None of CCS and its Subsidiaries has been a member of an affiliated group (as defined in ss.1504(a) of the Code) other than one of which CCS was the common parent, or has any liability for the taxes of any Person (other than CCS or any of its Subsidiaries under Treasury Regulations
Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by consent or otherwise). None of CCS and its Subsidiaries is a party to or bound by any tax sharing agreement. None of CCS and its Subsidiaries is and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments that will be non-deductible under ss.280G of the Code. CCS and its Subsidiaries have not been a "United States real property holding corporation" as defined in ss.897 of the Code during the applicable period specified therein.

               All federal, state and other tax returns of CCS and its Subsidiaries required by law to be filed have been or will be timely filed, and CCS and its Subsidiaries paid or provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) whether or not shown on any return or which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which CCS or its Subsidiaries has set aside on its books adequate reserves. All such tax returns have been or will be prepared and filed as required by applicable laws and regulations and are true and accurate in all material respects. The amounts set up as provisions for taxes (including provision for deferred income taxes) on the CCS Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Closing Date. There are no tax liens on any of the property of CCS or any of its Subsidiaries except those with respect to taxes not yet due and payable and except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which CCS or its Subsidiaries has set aside on its books adequate reserves. There are no pending tax examinations nor has CCS or any of its Subsidiaries received a revenue agent's report asserting a tax deficiency. None of CCS or its Subsidiaries expects any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been made by a taxing authority in a jurisdiction where CCS or any of its Subsidiaries does not file tax returns that CCS or any of its Subsidiaries is or may be subject to taxes assessed by such jurisdiction. The Federal income tax liability of CCS and its Subsidiaries has been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and satisfied for all fiscal years prior to and including the fiscal year ended June 30, 1997. None of CCS or its Subsidiaries has filed a consent under ss. 341(f) of the Code relating to collapsible corporations.

         3.18. IMMIGRATION ACT.

               CCS is in compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"), in all material respects. To the Knowledge of CCS and its Subsidiaries, there are no material violations or potential violations of the Immigration Act by CCS or any of its Subsidiaries. Neither CCS nor any of its Subsidiaries has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor, to the Knowledge of CCS or any of its Subsidiaries, has any action or administrative proceeding been initiated or threatened against CCS or any of its Subsidiaries, by reason of any actual or alleged failure to comply with the Immigration Act.

         3.19. PROGRAM COMPLIANCE.

               None of CCS or any of its Subsidiaries is a party to, or the beneficiary of, any agreement, contract, understanding or business venture with any provider or referral source which, in any material respects, violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services or any regulations adopted by any other federal or state agency or which results in overutilization of health care services by patients.

         3.20. REIMBURSEMENT MATTERS.

               All Medicare and Medicaid Cost Reports filed by CCS either not audited by the fiscal intermediary or audited and not formally settled are listed on Exhibit 3.20 of the Exhibit Volume, and copies of the same have been made available to Ameris. A schedule setting forth the audit status of such Medicare Cost Reports is set forth in Exhibit 3.20 of the Exhibit Volume. The amounts set up as provisions for Medicare and Medicaid adjustments and adjustments by any other third party payors on the CCS Financial Statements are reasonable, good faith estimates of the amounts for which CCS or any of its Subsidiaries may be liable. Neither CCS nor any of its Subsidiaries has any Knowledge of any basis for any claims against CCS or any of its Subsidiaries by any third party payors other than routine Medicare and Medicaid audit adjustments.

         3.21. ENVIRONMENTAL MATTERS.

               Except as disclosed on Exhibit 3.21 or in the SEC Reports, (i) all operations conducted by CCS and its Subsidiaries at the Facilities are in material compliance with all Environmental Laws (as defined below); (ii) there are no judicial or administrative actions, suits or proceedings pending or, to the Knowledge of CCS or its Subsidiaries, threatened against CCS or its Subsidiaries alleging the material violation of any Environmental Law and neither CCS nor any Subsidiary has received written notice from any Person alleging any material violation of or liability under any Environmental Laws, in either case which would reasonably be expected to result in material Environmental Costs and Liabilities; (iii) to the Knowledge of CCS or its Subsidiaries, there are no facts, circumstances or conditions attributable to CCS or any of its Subsidiaries that would reasonably be expected to result in material Environmental Costs and Liabilities; and (iv) to the Knowledge of CCS or its Subsidiaries, neither CCS nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any

Hazardous Material (as hereinafter defined) at any site, location or facility in a manner that would reasonably be expected to result in any material Environmental Costs and Liabilities under any Environmental Law; and to the Knowledge of CCS or any of its Subsidiaries, no such Hazardous Material has been or is currently present on, in, at or under any of the Facilities in a manner that would reasonably be expected to result in any material Environmental Costs and Liabilities (including without limitation, containment by means of any underground or aboveground storage tank). For the purpose of this ss.3.21, the following terms have the following definitions: (X) "Environmental Costs and Liabilities" means any losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law; (Y) "Environmental Laws" means any applicable federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety; and (Z) "Hazardous Material" means any substance, material or waste exposure to which is regulated by federal, state or local government, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law and including but not limited to petroleum and petroleum products.

         3.22. ERISA.

               (a) Except as listed in Exhibit 3.22 of the Exhibit Volume, CCS and its Subsidiaries have no "employee benefit plans", as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan or similar arrangement, written or otherwise, which provides any type of pension or welfare benefit to any of their directors, employees, or former employees.

               (b) With respect to all of the plans listed in Exhibit 3.22, CCS and its Subsidiaries delivered to Ameris true and exact copies of all plan documents embodying the provisions of such plans, together with all amendments thereto, all summary plan descriptions and summaries of material modifications pertaining thereto, copies of the most recent Internal Revenue Service determination letters, if any, relating to such plans, copies of the last three (3) years' Annual Report (Form 5500 series), as filed with respect to such plans with the Internal Revenue Service, together with all Schedules and attachments thereto, including, without limitation, copies of the plan audits and/or actuarial valuations, copies of all contract administration agreements between CCS and its Subsidiaries and third party administrators, copies of all participant-related forms currently in use in connection with such plans including, without limitation, salary reduction agreements and beneficiary designations and participant-specific claims history for any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) that has been in existence during any part of the last three years.

               (c) Except as set forth on Exhibit 3.22, no "prohibited transaction", as such term is defined under Section 4975(c) of the Code or under Section 406 of ERISA, and the respective regulations thereunder, has occurred or is occurring with respect to any "employee benefit plan" maintained by CCS and its Subsidiaries or with respect to any trustee or administrator thereof.

         3.23. PENSION PLANS. CCS has never maintained, and does not now maintain, any "pension plan" as such term is defined in Section 3(2) of ERISA.

         3.24. EMPLOYEE MATTERS.

               Included as Exhibit 3.24A of the Exhibit Volume is a list of all employees of CCS and its Subsidiaries whose total annual compensation (including bonuses) in the last 12 months was in excess of $50,000. CCS has separately furnished a true and correct schedule setting forth the annual rates of compensation of such individuals. Except as set forth in Exhibit 3.24A, no written employment agreement to which CCS or any of its Subsidiaries is a party requires longer than a four-week notice before termination or agreement to lend to or guarantee any loan to an employee or an agreement relating to a bonus, severance pay or similar plan, agreement, arrangement or understanding. Exhibit 3.24B of the Exhibit Volume is a brief description of employee benefits of CCS. Except as may be required by ss.4980B of the Code or applicable state health care continuation coverage statutes, CCS has no liability under any plan or arrangement which provides welfare benefits, including medical and life insurance, to any current or future retiree or terminated employee.

         3.25. INSURANCE; MALPRACTICE.

               Exhibit 3.25 of the Exhibit Volume is a list and brief description of all policies of fire, general liability, professional liability, product liability, environmental impairment liability, worker's compensation, health and other forms of insurance policies or binders currently in force insuring against risks of CCS. All insurance policies or binders of CCS are valid, outstanding and enforceable and will continue to be valid, binding and enforceable following the consummation of the transactions contemplated by this Agreement. Exhibit 3.25 of the Exhibit Volume contains a description of the past malpractice liability insurance coverage and claims history of CCS for the past two fiscal years.

         3.26. LABOR MATTERS.

               There are no collective bargaining agreements with any labor union to which CCS or any of its Subsidiaries is a party or by which CCS or any of its Subsidiaries is bound, and they are not currently negotiating with a labor union, except as set forth on Exhibit 3.26. Except as set forth in Exhibit 3.26, no employees of CCS or any of its Subsidiaries have ever petitioned for a representation election. CCS and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have a Material

Adverse Effect, and are not engaged in any unfair labor practice. There is no unfair labor practice complaint against CCS or any of its Subsidiaries pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of CCS or any of its Subsidiaries, threatened against or affecting CCS or any of its Subsidiaries. No grievance which might have a Material Adverse Effect nor any such arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of CCS or any of its Subsidiaries, no claim therefor exists. Neither CCS nor any of its Subsidiaries has experienced any employee strikes during the last three years. CCS will advise Ameris of any such labor dispute, petition for representative election or negotiations with any labor union which shall arise before the Closing Date.

         3.27. IMPROPER PAYMENTS.

               Neither CCS nor any of its Subsidiaries nor any officer or, to the Knowledge of CCS or any of its Subsidiaries, employee of CCS or any of its Subsidiaries have made any bribes, kickbacks or other improper payments on behalf of CCS or any of its Subsidiaries or received any such payments from vendors, suppliers or other persons contracting with CCS or any of its Subsidiaries.

         3.28. NO FINDERS OR BROKERS.

               Neither CCS or any of its Subsidiaries nor any officer or director of CCS or any of its Subsidiaries has engaged any finder or broker in connection with the transactions contemplated hereunder, except for McDonald Investments, Inc.

         3.29. AUTHORITY; BINDING EFFECT.

               CCS has the requisite corporate power and corporate authority to enter into this Agreement and, subject to the convening of a shareholders' meeting and the approval of shareholders as required by Tennessee law, to carry out the transactions contemplated hereby. The Board of Directors of CCS has taken all actions required to be taken by it by law and by CCS's Charter and bylaws, or otherwise, to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of CCS enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by Ameris and Ameris Holdings and constitutes the valid and binding obligation of Ameris and Ameris Holdings enforceable against Ameris and Ameris Holdings in accordance with its terms (except as enforceability against Ameris or Ameris Holdings may be restricted, limited or delayed to the same extent as referred to in the parenthetical phrase immediately above).

         3.30. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES.

               No characteristic of CCS or any of its Subsidiaries or of the nature of their businesses or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for filing and recording of appropriate merger documents and the filing of proxy materials and other documents required to be filed with the SEC and the National Association of Securities Dealers.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF AMERIS AND AMERIS HOLDINGS

         Ameris and Ameris Holdings hereby represent and warrant as follows:

         4.1. ORGANIZATION AND STANDING OF AMERIS AND AMERIS HOLDINGS.

               Each of Ameris and Ameris Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee. Each of Ameris and Ameris Holdings has full power and authority to own, lease and operate its properties and to conduct its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the property owned or leased or the nature of the business conducted by it requires such qualification.

         4.2. AUTHORITY; BINDING EFFECT.

               Each of Ameris and Ameris Holdings has the requisite power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken all action required by law, its Charter, By-laws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreements of each of Ameris and Ameris Holdings enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by CCS and constitutes the valid and binding obligation, enforceable against CCS in accordance with its terms (except as enforceability against CCS may be restricted, limited or delayed to the same extent as referred to in the parenthetical phrase immediately above).

         4.3. FINANCING.

               True, correct and complete copies of the Financing Commitment have been furnished to CCS. The funding to be provided by the Financing Commitment, together with Additional Financing Commitment, is sufficient to enable Ameris to fund the transactions contemplated by this Agreement. Ameris has no Knowledge of any reason why the financings contemplated by the Financing Commitment will not be consummated at the Closing.

         4.4. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES.

               No characteristic of Ameris or Ameris Holdings or of the nature of either of their businesses or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except for filing and recording of appropriate merger documents.

         4.5. DEFAULTS.

               Ameris and Ameris Holdings are not in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under any outstanding indenture, mortgage, contract, instrument or agreement to which Ameris or Ameris Holdings is a party or by which Ameris or Ameris Holdings may be bound, unless such default would not have a material adverse effect on Ameris or Ameris Holdings, or under any provision of the Charter or By-laws of Ameris or Ameris Holdings. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of, or result in the breach of, or constitute a default under, any law the violation of which would result in a significant liability to Ameris or Ameris Holdings or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; constitute a violation of or a default under, or a conflict with, any term or provision of the Charter or By-laws of Ameris or Ameris Holdings or any material contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which Ameris or Ameris Holdings is a party or is bound; or cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of Ameris or Ameris Holdings to be accelerated, or increase any such liability or obligation, in each case, where such violation would have a material adverse effect on Ameris or Ameris Holdings.

         4.6. NO FINDERS OR BROKERS.

               Neither Ameris, Ameris Holdings nor any officer, director or shareholder of Ameris or Ameris Holdings has engaged any finder or broker in connection with the transactions contemplated hereunder.

         4.7. LEGAL PROCEEDINGS.

               No proceeding has been instituted against Ameris, Ameris Holdings, or any of their Affiliates by any Person or governmental body, whether seeking to restrain or prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder.

ARTICLE 5 COVENANTS OF AMERIS AND AMERIS HOLDINGS

               Ameris and Ameris Holdings hereby covenant and agree as follows:

         5.1. BEST EFFORTS TO SECURE CONSENTS.

               Each of Ameris and Ameris Holdings shall take the necessary corporate and other action and shall use its reasonable best efforts to secure before the Closing Date all necessary consents and approvals required to carry out the transactions contemplated by the Agreement and to satisfy all other conditions precedent to the obligations of Ameris, Ameris Holdings and CCS pursuant to this Agreement.

         5.2. FINANCING COMMITMENTS.

               Each of Ameris and Ameris Holdings will use its reasonable best efforts to obtain the Additional Financing Commitment and to cause the conditions to the obligations of each of the lenders and equity participants as set forth in the Financing Commitment and Additional Financing Commitment (and the related documentation), to be satisfied as of the Closing Date. Ameris and Ameris Holdings shall keep CCS reasonably informed of the current status of negotiations with respect to the Financing Commitment, the Additional Financing Commitment and the documentation relating thereto and shall promptly notify CCS
(a) of any adverse developments with respect to such negotiations including, without limitation, any indication from any of such lenders or equity participants that such lender or equity participant does not intend, or will not be able, to provide the financing described in its Financing Commitment or Additional Financing Commitment and (b) of any facts, circumstances or conditions of which Ameris or Ameris Holdings is aware that present a significant possibility that any conditions to the obligations of the lenders and the equity participants set forth in the Financing Commitment or the Additional Financing Commitment will not be satisfied on the Closing Date.

         5.3. INFORMATION.

               Ameris and Ameris Holdings shall promptly provide to CCS upon reasonable request any information or documents reasonably necessary for CCS or its shareholders to make an informed judgment as to the advisability of consummating the transactions contemplated hereby or to verify the representations and warranties of Ameris and Ameris Holdings herein, including, but not limited to, notice of (i) any communication from any person alleging that their consent is required in connection with the transactions contemplated hereunder, (ii) any communication from any governmental authority in connection with the transactions hereunder, (iii) any representation or warranty made hereunder which becomes untrue in any material respect, (iv) the failure to perform or comply with any covenant hereunder, (v) any action, suit, claim, investigation or proceeding relating to the transactions contemplated hereunder or (vi) any fact that caused or would be reasonably likely to cause the Financing Commitment or the Additional Financing Commitment to be terminated or ineffective or any of the conditions contained therein not to be met.

         5.4. COMPLIANCE WITH AGREEMENT.

               Ameris and Ameris Holdings shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and shall do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement. Ameris and

Ameris Holdings shall give CCS prompt written notice of any changes to any information contained in the representations and warranties made in ARTICLE 4 hereof and on the Exhibits referred to therein (provided, however, that such notice shall not limit CCS's rights under ss.9.1(b) hereof) and of any condition or event which constitutes a default of any covenant or agreement made in
ARTICLE 5 or in any other section hereof.

         5.5. PROXY MATERIAL.

               Each of Ameris and Ameris Holdings will assist CCS in the preparation of the proxy materials. All information relating to Ameris and Ameris Holdings provided by Ameris and Ameris Holdings to CCS for inclusion in its proxy materials will, at the date mailed to CCS's shareholders, not contain any statement which, at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading.

         5.6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Each of Ameris and Ameris Holdings agrees that all rights to indemnification for acts or omissions occurring at or prior to the Effective Date existing in favor of the current or former directors, officers or employees of CCS or any of its Subsidiaries, as provided in their respective governing instruments or by contract, disclosed on Exhibit 5.6 shall be continued, without further action, as of the Effective Date and shall survive the Merger and such shall continue in full force and effect in accordance with their terms. Ameris shall, or shall cause the Surviving Entity to, maintain in effect for not less than three (3) years after the Effective Date the current policies of directors' and officers' liability insurance maintained by CCS and its Subsidiaries on the date hereof.

         5.7. CONFIDENTIALITY AGREEMENT.

               Ameris and CCS shall each continue to be bound by the terms of a Confidentiality Agreement dated June 11, 2001 (the "Confidentiality Agreement").

         5.8. SEVERANCE ARRANGEMENTS.

               Ameris will honor and abide by all severance agreements and obligations as set forth in Exhibit 5.8.

ARTICLE 6 COVENANTS OF CCS

         CCS covenants as follows:

         6.1. ACCESS AND INFORMATION.

               During the period between the date of this Agreement and the Effective Date CCS will: (i) provide to Ameris and its officers, attorneys, accountants and other representatives, during normal business hours, reasonable access to all of the properties, assets, agreements, commitments, books, records, accounts, tax returns, and documents of CCS and its Subsidiaries and permit them to make copies thereof; (ii) furnish Ameris and its representatives with all material information concerning the business, properties and affairs of CCS and its Subsidiaries as Ameris reasonably requests and certified by the officers, if requested; (iii) cause the independent public accountants of CCS and its Subsidiaries to make available to Ameris and its representatives all financial information relating to CCS and its Subsidiaries reasonably requested, including all working papers pertaining to audits and reviews made heretofore by such auditors; (iv) furnish Ameris true and complete copies of all financial and operating statements of CCS and its Subsidiaries; (v) permit access to customers and suppliers for consultation or verification of any information obtained by Ameris and use their best efforts to cause such customers and suppliers to cooperate with Ameris in such consultation and in verifying such information; and (vi) cause their employees, accountants and attorneys to make disclosure of all material facts known to them affecting the financial condition and business operations of CCS and its Subsidiaries and to cooperate fully with any audit, review, investigation or examination made by Ameris and its representatives, including, without limitation, with respect to:

               (a)      the books and records of CCS and its Subsidiaries;

               (b) the reports of state and federal regulatory examinations;

               (c) leases, contracts and commitments between CCS or any of its Subsidiaries and any other person;

               (d)      physical examination of the Real Property; and

               (e)      physical examination of the Equipment and Furnishings;

provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the business and operations of CCS and its Subsidiaries; provided, further that under clauses (v) and (vi) above, CCS shall have the right to have a representative present during any such meeting and the right to receive notice before such person is contacted.

Such information shall be held confidential subject to the Confidentiality Agreement and ss.6.12 herein.

         6.2. CONDUCT OF BUSINESS.

               Between the date hereof and the Effective Date, except as otherwise expressly approved in writing by Ameris or contemplated by this Agreement, CCS and the Subsidiaries shall conduct their businesses only in the ordinary course thereof consistent with past practice. CCS will, and will cause the Subsidiaries to, consistent with conducting its business in accordance with reasonable business judgment, use their respective reasonable best efforts to preserve the business of CCS and its Subsidiaries intact, and use their respective reasonable best efforts to preserve for Ameris the goodwill of the suppliers, customers and others having business relations with CCS.

         6.3. PERSONNEL MATTERS.

               During the period from and after the date hereof and through the Effective Date, CCS will, subject to the terms of the Confidentiality Agreement, afford to the officers, attorneys, accountants and other authorized representatives of Ameris reasonable access to all officers and employees of CCS for the purpose of interviewing, testing and conducting such other evaluations as Ameris may reasonably require; provided, that CCS shall have the right to have a representative present during any such meeting and the right to receive notice before such person is contacted. Ameris shall be permitted to negotiate employment agreements with such officers and employees of CCS as it may determine, such employment agreements to be with either Ameris or an Affiliate of Ameris as Ameris may elect; provided, however, that no such employment agreement shall be effective until the Effective Date.

         6.4. COMPLIANCE WITH AGREEMENT.

               CCS shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and shall do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement. CCS shall give Ameris prompt written notice of any change in any information contained in the representations and warranties made in ARTICLE 3 hereof and on the Exhibits referred to therein (provided, however, that such notice shall not limit Ameris's rights under ss.9.1(c) hereof) and of any condition or event which constitutes a default of any covenant or agreement made in ARTICLE 6 or in any other section hereof.

         6.5. BEST EFFORTS TO SECURE CONSENTS.

               CCS shall take the necessary corporate and other action and shall use its reasonable best efforts to secure before the Closing Date all necessary consents and approvals required to carry out the transactions contemplated by the Agreement and to satisfy all other conditions precedent to the obligations of Ameris and CCS.

         6.6. ASSETS COMPLETE.

               The assets of CCS and its Subsidiaries owned or leased as of the Closing Date will include all the equipment, inventory and other assets being presently used in the conduct of or related to the businesses of CCS and its Subsidiaries except those sold or consumed after the date hereof in the ordinary course of business.

         6.7. UNUSUAL EVENTS.

               Until the Effective Date, CCS shall supplement or amend all relevant Exhibits in the Exhibit Volume with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Exhibits; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date CCS delivers to Ameris the Exhibit Volume pursuant to ss.9.1 of this Agreement or any other date, and shall not be deemed to amend or supplement any Exhibits or to prevent or cure any misrepresentation, breach of warranty or breach of covenant, unless agreed to in writing by Ameris.

         6.8. INTERIM FINANCIAL STATEMENTS.

               Within 30 days after the end of each calendar month subsequent to the date of this Agreement and prior to the Effective Date, CCS shall deliver to Ameris an unaudited consolidated balance sheet of CCS and its Subsidiaries as of the end of such calendar month together with the related consolidated statement of operations. All such financial statements shall fairly present the financial position and results of operations during the periods indicated, in accordance with GAAP, except that note information may be omitted in such statements, subject to year-end audit adjustments, but only if such adjustments are of a normal, recurring type and are not material in the aggregate.

         6.9. SHAREHOLDERS' MEETING AND PROXY MATERIAL.

               CCS shall cause a meeting of its shareholders (the "CCS Shareholder Meeting") to be duly called and held as soon as reasonably practicable (subject to the receipt of all necessary approvals) after the date Ameris receives the Additional Financing Commitment for the purpose of voting on the approval and adoption of this Agreement (the "CCS Shareholder Approval"). Except as provided in ss.6.10, the CCS Board shall recommend approval and adoption of this Agreement by CCS's shareholders.

               In connection with the CCS Shareholder Meeting, CCS shall, as soon as reasonably practicable following the execution of this Agreement, prepare and file with the SEC a preliminary Proxy Statement and use its reasonable best efforts to respond to any comments of the SEC and to cause the Proxy Statement to be mailed to its shareholders as promptly as reasonably practicable after responding to all such comments to the satisfaction of the SEC. Notwithstanding the foregoing, CCS shall not be required to cause the Proxy Statement to be mailed to its shareholders until Ameris has received the Additional Financing Commitment. CCS shall give Ameris and its counsel the opportunity to review the Proxy Statement and all amendments and supplements thereto prior to their being filed with the SEC. CCS will notify Ameris promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Ameris with copies of all correspondence between CCS or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the CCS Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, CCS will promptly prepare and mail to its shareholders such an amendment or supplement. Ameris shall cooperate with CCS in the preparation of the Proxy Statement and in responding to comments of the SEC, and Ameris shall promptly notify CCS if any information supplied by it for inclusion in the Proxy Statement shall have become false or misleading, and shall cooperate with CCS in disseminating the Proxy Statement, as so amended or supplemented, to correct any such false or misleading information.

         6.10. NON-SOLICITATION "NO-SHOP" COVENANT.

               (a) From and after the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with its terms, except as provided in ss.6.10(b), CCS will not, and will not permit its directors, officers and investment bankers to, and will use their reasonable best efforts to cause their respective employees, representatives and other agents not to, directly or indirectly, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any Acquisition Proposal, or (iii) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving CCS or any of its Subsidiaries, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of CCS or its Subsidiaries (other than non-material dispositions of assets in the ordinary course of business), (iii) transaction in which any Person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding CCS Common Stock, (iv) liquidation, dissolution, or other similar type of transaction with respect to CCS or any of its Subsidiaries, or (v) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated thereby. CCS will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

               (b) Notwithstanding the provisions of paragraph (a) above, nothing contained in this Agreement shall prevent CCS or its Board of Directors, directly or through representatives or agents on behalf of the Board, from furnishing non-public information to, or entering into discussions or negotiations with any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such Person recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of CCS or withdrawing or modifying in a manner adverse to Ameris its recommendation to CCS's shareholders that they give the CCS Shareholder Approval, if the Board of Directors of CCS determines in good faith after consultation with its financial advisors and legal advisors that (1) such Acquisition Proposal constitutes, or could lead to, a Superior Proposal, (2) CCS complies with the notice and negotiation provisions concerning such Superior Proposal set forth in ss.9.1(f) herein, and (3) the failure to take such action would constitute a breach of the fiduciary duties of CCS's Board of Directors to its shareholders under Tennessee law. Notwithstanding anything contained herein to the contrary, CCS and its Board of Directors shall be entitled to take any action it determines in good faith it is required to take with regard to an Acquisition Proposal to comply with Rule 14e-2 or Rule 14d-9 under the Exchange Act.

               (c) Except as set forth herein, neither the Board of Directors of CCS nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Ameris, the approval or recommendation by the Board of Directors of CCS or such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal.

         6.11. MAINTAIN INSURANCE COVERAGE.

               From the date hereof until the Closing, CCS shall maintain and cause to be maintained in full force and effect the existing insurance on the assets and the operations of CCS, and shall provide, upon request by Ameris, evidence satisfactory to Ameris that such insurance continues to be in effect and that all premiums due have been paid.

         6.12. HANDLING OF DOCUMENTS.

               With respect to information provided by Ameris and/or Ameris Holdings pursuant to this Agreement prior to the Closing, CCS shall keep all such information confidential which is not in the public domain, except to the extent that such information becomes generally available to the public other than as a result of a disclosure directly or indirectly by CCS, was known by CCS on a non-confidential basis prior to disclosure to CCS by Ameris or Ameris Holdings pursuant to this Agreement, becomes available to CCS on a non-confidential basis from a source (other than Ameris or Ameris Holdings) which is entitled to disclose the same or is required to be disclosed by law or the rules of the National Association of Securities Dealers, and to exercise the same care in handling such information as it would exercise with similar information of its own.

ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CCS

               All obligations of CCS which are to be discharged under this Agreement at the Closing are subject to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by CCS at any time at or prior to the Closing):

         7.1. REPRESENTATIONS AND WARRANTIES TRUE.

               All of the representations and warranties made by Ameris and Ameris Holdings contained in ARTICLE 4 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the date of Closing, and shall be true at and as of the date of Closing in all material respects. Each of Ameris and Ameris Holdings shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, and CCS shall have been furnished with a certificate of the President or any Vice President of Ameris, dated the Closing Date, in such officer's capacity, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

         7.2. OPINION OF COUNSEL.

               CCS shall have been furnished with an opinion dated the Closing Date of Boult, Cummings, Conners & Berry, PLC, counsel to Ameris and Ameris Holdings, in form and substance satisfactory to CCS, to the effect set forth as Appendix 7.2 attached hereto.

         7.3. AUTHORITY.

               All action required to be taken by or on the part of Ameris and Ameris Holdings to authorize the execution, delivery and performance of this Agreement by Ameris and Ameris Holdings and the Articles of Merger by Ameris and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Ameris and the Board of Directors of Ameris Holdings, as the case may be.

         7.4. NO OBSTRUCTIVE PROCEEDING.

               No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against CCS, or the officers or directors of CCS, which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         7.5. DELIVERY OF CERTAIN CERTIFIED DOCUMENTS.

               At the Closing, each of Ameris and Ameris Holdings shall deliver to CCS copies of its Charter certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities and copies of resolutions of its Board of Directors certified by its secretary or assistant secretary approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         7.6. APPROVAL BY SHAREHOLDERS OF CCS.

               The shareholders of CCS shall have approved the Merger in accordance with the Tennessee Business Corporation Act.

         7.7. PROCEEDINGS AND DOCUMENTS SATISFACTORY.

               All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to CCS pursuant to this Agreement shall be satisfactory in form and substance to CCS and its counsel acting reasonably and in good faith.

         7.8. CASUALTY PRIOR TO CLOSING.

               If at any time prior to the Closing Date any of the fixed assets of CCS or its Subsidiaries are damaged or destroyed, any insurance proceeds payable as a result thereby shall be either (i) used to repair or restore the damaged or destroyed assets, or (ii) retained in a segregated account identified with the Facility which suffered the loss, and shall not be utilized for any other purposes prior to the Closing Date.

ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AMERIS AND AMERIS HOLDINGS

               All obligations of Ameris and Ameris Holdings which are to be discharged under this Agreement at the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by Ameris or Ameris Holdings at any time at or prior to the Closing):

         8.1. REPRESENTATIONS AND WARRANTIES TRUE.

               All of the representations and warranties of CCS contained in
ARTICLE 3 of this Agreement shall be deemed to have been made again at and as of the Closing, and shall be true at and as of the date of Closing (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date) in all material respects (without taking into account any disclosures made by CCS to Ameris or Ameris Holdings pursuant to ss.6.7 hereof); CCS shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing; and Ameris shall be furnished with a certificate of the Chief Executive Officer, President or any Vice President of CCS, dated the Closing Date, in such person's corporate capacity, certifying to the truth of such representations and warranties as of the time of the Closing and to the fulfillment of such covenants and conditions.

               For the purposes of this ss.8.1 only, the representations and warranties of CCS set forth in ARTICLE 3 of this Agreement shall be considered true at and as of the date of Closing in all material respects and the covenants to be performed or complied with by CCS shall be considered performed and complied with in all material respects unless the aggregate effect of the foregoing is reasonably likely to result in a decrease in 2002 EBITDA of greater than $2,000,000.

         8.2. NO OBSTRUCTIVE PROCEEDING.

               No action or proceedings shall have been instituted against, and no order, decree or judgment or injunction of any court, agency, commission or governmental authority shall be subsisting against Ameris or Ameris Holdings, or the officers or directors of Ameris or Ameris Holdings which seeks to, or would, prohibit or enjoin the transactions contemplated hereby.

         8.3. ENVIRONMENTAL AUDIT.

               Ameris shall have received updated Phase I Environmental Assessments for all Owned Facilities showing no matters of concern (other than those matters disclosed on Exhibit 3.21), or, in the alternative, showing matters for which the commercially reasonable cost of cure or remediation is less than $200,000 in the aggregate of all sites. Any such assessments or reports shall be obtained at the expense of Ameris, except for the existing reports furnished by CCS.

         8.4. TRANSFER OF LICENSES.

               Ameris shall have received all consents and approvals required from governmental and regulatory agencies that issue all licenses and permits for each of the Facilities, including, without limitation, certificates of need, licenses for each of the services offered, school certifications, and any other licenses or permits required by each of the Facilities for the operation of its business unless the failure to obtain such consents or approvals would not have a Material Adverse Effect.

         8.5. TITLE INSURANCE.

               Ameris shall have received title insurance commitments for each of the Owned Facilities from companies satisfactory to Ameris undertaking to insure the good and marketable fee simple title to each of the Owned Facilities subject only to such imperfections of title and other encumbrances, if any, which, in the reasonable judgment of Ameris and its counsel, do not in the aggregate materially detract from the value or interfere with the use of their properties or otherwise materially impair their business operations, and are in form and substance satisfactory to Ameris' lender, Heller Healthcare Finance, Inc. Any such title insurance shall be obtained at the expense of Ameris.

         8.6. APPRAISALS.

               Ameris shall have received appraisals for each of the Owned Facilities showing the value of the property, plant and equipment of such Owned Facilities. The cost of such appraisals shall be borne by Ameris.

         8.7. OPINION OF CCS COUNSEL.

               CCS shall have delivered to Ameris at the Closing an opinion of Bass, Berry & Sims, PLC, counsel to CCS, dated the Closing Date, in form and substance satisfactory to Ameris, to the effect set forth as Appendix 8.7 attached hereto.

         8.8. CONSENTS AND APPROVALS.

               Each of the parties to any lease, occupancy agreement, right-to-occupy agreement, or instrument under which the transactions contemplated hereby would constitute or result in a default or acceleration of obligations shall have given such consent as may be necessary to permit the consummation of the transactions contemplated hereby without constituting or resulting in a default or acceleration under such agreement or instrument, and any consents required from any public or regulatory agency or organization having jurisdiction shall have been given, unless the failure to obtain such consents or approvals would not have a Material Adverse Effect.

         8.9. NO ADVERSE CHANGE.

               From the date of this Agreement until the Closing, the operations of CCS and its Subsidiaries shall have been conducted in the ordinary course of business consistent with past practice and there shall not have been any Material Adverse Effect, and no event shall have occurred or circumstances shall exist that would reasonably be expected to have a Material Adverse Effect.

         8.10. APPROVAL BY SHAREHOLDERS OF CCS.

               The shareholders of CCS shall have approved the Merger in accordance with the Tennessee Business Corporation Act.

         8.11. SENIOR FINANCING.

               Ameris shall have obtained the Additional Financing Commitment.

         8.12. DELIVERY OF CERTAIN DOCUMENTS.

               At the Closing, CCS shall have delivered to Ameris copies of the Charter of CCS, certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities, a certificate of the Inspector of Elections of the CCS Shareholder Meeting certifying that the CCS Shareholder Approval has been obtained, and copies of resolutions of the Board of Directors of CCS, certified by the secretary of CCS, approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE 9 TERMINATION

         9.1. OPTIONAL TERMINATION.

               This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Date, notwithstanding shareholder approval, as follows:

               (a)      By the mutual consent of Ameris and CCS; or

               (b) By CCS, if any of the conditions set forth in ARTICLE 7 shall not have been met by December 31, 2001; provided that CCS shall not be entitled to terminate this Agreement pursuant to this ss.9.1(b) if CCS's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

               (c) By Ameris, if any of the conditions provided in ARTICLE 8 hereof have not been met by December 31, 2001 provided that Ameris shall not be entitled to terminate this Agreement pursuant to this ss.9.1(c) if Ameris's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby;
                        or

               (d) By Ameris or CCS if the Company Shareholder Approval shall not have been obtained at a duly held meeting of shareholders or any adjournment thereof; or

               (e) by either CCS or Ameris (so long as such party has complied in all material respects with its obligations hereunder), if consummation of the Merger would be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining CCS or Ameris from consummating the Merger is entered and such injunction, judgment, order or decree shall become final or nonappealable;

               (f) by CCS, if the CCS Board of Directors shall have received an Acquisition Proposal which the CCS Board of Directors has determined is or could lead to a Superior Proposal, provided (1) CCS shall have given Ameris at least seventy-two hours' advance notice of any termination pursuant to this ss.9.1(f), and (2) during such seventy-two hour period CCS shall, and shall cause its financial and legal advisors to, negotiate in good faith with Ameris if Ameris so requests to make such adjustments in the terms and conditions of this Agreement as would enable CCS to proceed with the transactions contemplated hereby, and (3) CCS shall have made the payments required pursuant to ss.9.2 hereof; or

               (g) By CCS, if the Financing Commitment or the Additional Financing Commitment, once obtained, expire, are withdrawn, or terminate without renewal prior to the Effective Date.

         9.2. TERMINATION FEE.

               If CCS terminates this Agreement pursuant to ss.9.1(f), then CCS shall pay to Ameris an amount equal to the lesser of (a) $1,000,000 or (b) 50% of the product of (i) the aggregate number of shares of CCS Common Stock outstanding at the time of termination of this Agreement and (ii) the difference between (x) the consideration per share to be paid to the shareholders of CCS in such transaction and (y) $6.00. The payment by CCS to Ameris pursuant to this ss.9.2 shall represent the sole and exclusive remedy at law and in equity to which Ameris and its Affiliates shall be entitled. Acceptance by Ameris of payment hereunder shall be conclusive evidence of termination of this Agreement.

         9.3. NOTICE OF ABANDONMENT.

               In the event of such termination by either Ameris or CCS pursuant to ss.9.1 above, written notice shall forthwith be given to the other party hereto.

         9.4. MANDATORY TERMINATION.

               If the Closing has not occurred by January 31, 2002, this Agreement shall automatically terminate and no longer be of any force or effect.

         9.5. TERMINATION.

               In the event this Agreement is terminated as provided above, Ameris shall deliver to CCS all documents (and copies thereof in its possession, including electronic copies) concerning CCS and its Subsidiaries previously delivered by CCS to Ameris; and none of the parties nor any of their respective partners, shareholders, directors, or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach of any of the provisions of this Agreement.

ARTICLE 10 MISCELLANEOUS

         10.1. EXPENSES.

               All expenses of the preparation of this Agreement and of the transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment adviser's fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated; provided, that following Closing, neither Ameris, Ameris Holdings nor the Surviving Entity shall seek to recover any such fees and expenses from the shareholders of CCS.

         10.2. COOPERATION BY AMERIS.

               In the event CCS is required to defend against any action, suit or proceeding arising out of a claim pertaining to the business or operations of CCS or the transactions contemplated by this Agreement, Ameris and Ameris Holdings shall provide such assistance and cooperation, including, without limitation, witnesses and documentary or other evidence as may reasonably be requested by CCS in connection with its defense. CCS shall reimburse Ameris and/or Ameris Holdings, as the case may be, for its reasonable out-of-pocket expenses incurred in providing such assistance and cooperation.

         10.3. NOTICES.

               All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail or registered mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent via facsimile:

         To CCS:                         Children's Comprehensive Services, Inc.
                                         3401 West End Avenue, Suite 400
                                         Nashville, TN 37203
                                         Attention: Donald B. Whitfield
                                         Facsimile: 615-383-6375

         With a copy to:                 Bass, Berry & Sims PLC
                                         315 Deaderick Street
                                         Suite 2700
                                         Nashville, TN 37238
                                         Attention: Leigh Walton
                                         Facsimile: 615-742-2701

         To Ameris or Ameris Holdings:   Ameris Acquisition, Inc.
                                         KIDS Holdings, Inc.
                                         1114 17th Avenue South, Suite 205
                                         Nashville, Tennessee 37212
                                         Attention: Michael G. Lindley
                                         Facsimile: 615-327-0898

         With a copy to:                 Boult, Cummings, Conners & Berry, PLC
                                         414 Union St.
                                         Suite 1600
                                         Nashville, TN 37219
                                         Attention: Andrea C. Barach
                                         Facsimile: 615-252-6329

or to such other address as either CCS or Ameris may designate by notice to the other.

         10.4. ENTIRE AGREEMENT.

               This Agreement and the Appendices, Exhibits, schedules and documents delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements (including the Exclusivity Agreement dated June 15, 2001, as amended), understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in full force and effect. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

         10.5. GOVERNING LAW.

               The validity and construction of this agreement shall be governed by the laws of the State of Tennessee.

         10.6. WAIVER OF TRIAL BY JURY.

               To the extent permitted by applicable law, each party hereby irrevocably waives all right of jury in any action, proceeding or counterclaim arising out of or in connection with this agreement or any matter arising hereunder.

         10.7. CON DISCLAIMER.

               This Agreement shall not be deemed to be an acquisition or obligation of a capital expenditure or of funds within the meaning of the certificate of need law of any state, until the appropriate governmental agencies shall have granted a certificate of need or other appropriate approval or ruled that no certificate of need or other appropriate approval is required.

         10.8. TIME.

               Time is of the essence for purposes of each and every provision of this Agreement.

         10.9. SECTION HEADINGS.

               The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         10.10. WAIVER.

               No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         10.11. EXHIBITS.

               All Exhibits, Appendices, schedules and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

         10.12. ASSIGNMENT.

               No party hereto shall assign this Agreement, by agreement or operation of law, without first obtaining the written consent of the other party.

         10.13. BINDING ON SUCCESSORS AND ASSIGNS.

               Subject to ss.10.12, this Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

         10.14. AMENDMENTS.

               This Agreement may be amended, but only in writing, signed by the parties hereto, at any time prior to the Closing, before or after approval hereof by the shareholders of CCS, with respect to any of the terms contained herein, but after such shareholder approval, no amendment shall be made which reduces or changes the form of the consideration per share to be paid to each such shareholder without the further approval of such shareholders.

         10.15. DRAFTING PARTY.

               The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement.

         10.16. COUNTERPARTS.

               This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         10.17. REPRODUCTION OF DOCUMENTS.

               This Agreement and all documents relating thereto, including without limitation, consents, waivers and modifications which may hereafter be executed, the Exhibits and documents delivered at the Closing, and financial statements, certificates and other information previously or hereafter furnished by one party hereto to the other party may be reproduced by the parties by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the parties may destroy any original documents so reproduced. The parties agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         10.18. PRESS RELEASES.

               Ameris and CCS shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. Each of the parties to this Agreement shall furnish to the others drafts of all releases prior to publication. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any information to any governmental body or agency, or from making such disclosures as are required by law.

         10.19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

               All representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be extinguished at the

Effective Date or the earlier date of termination of this Agreement pursuant to
Article 9, as the case may be, except that the agreements set forth in Article 2 and in ss.ss.5.7 and 5.9 will survive the Effective Date indefinitely and those set forth in ss.ss.5.5, 5.8, 9.2 and 9.5 and this Article 10 will survive the termination of this Agreement indefinitely.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


         AMERIS ACQUISITION, INC.



         By /s/ Michael  Lindley
            ------------------------------------
         Its President
             -----------------------------------
         Name Michael Lindley
              ----------------------------------


         KIDS HOLDINGS, INC.



         By /s/ Michael  Lindley
            ------------------------------------
         Its President
             -----------------------------------
         Name Michael Lindley
              ----------------------------------


         CHILDREN'S COMPREHENSIVE SERVICES, INC.



         By /s/ William J Ballard
            ------------------------------------
         Its Chief Executive Officer
             -----------------------------------
         Name William J. Ballard
              ----------------------------------

                                                                      APPENDIX B

                        [McDonald Investments Letterhead]

                                 August 7, 2001


The Board of Directors
Children's Comprehensive Services, Inc.
3401 West End Avenue, Suite 400
Nashville, TN  37203

Ladies and Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Children's Comprehensive Services, Inc. (the "Company") of the $6.00 per share in cash (the "Cash Purchase Price") to be paid to such shareholders pursuant to the merger (the "Merger") contemplated by the proposed Agreement for Statutory Merger (the "Merger Agreement"), by and among Kids Holdings, Inc. ("Kids Holdings"), Ameris Acquisition, Inc. ("Ameris"), a wholly owned subsidiary of Kids Holdings, and the Company. Capitalized terms used herein, if not otherwise defined herein, shall have the respective meanings set forth in the Merger Agreement. For purposes of this opinion, we have assumed that the draft of the Merger Agreement, dated August 2, 2001 and in the form provided to us, will not vary in any material respect from the Merger Agreement to be signed by the parties thereto.

         In conducting our analysis and arriving at our opinion, we have reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to such financial and other information as we deemed appropriate including, among other things: (i) the draft of the Merger Agreement and drafts of the related exhibits, schedules, and annexes thereto; (ii) the historical and current financial position and results of operations of the Company; (iii) certain internal financial analyses and forecasts of the Company for the fiscal years beginning July 1, 2001 and ending June 30, 2004, prepared by its senior management; (iv) certain financial and securities trading data of certain other companies, the securities of which are publicly traded and that we believed to be comparable to the Company or relevant to the transaction; (v) prices paid in certain other acquisitions and transactions that we believed to be relevant;
(vi) reported price and trading activity for CCS Common Stock; and (vii) such other financial studies, analyses, and investigations as we deemed appropriate for purposes of our opinion. We also have held discussions with members of the senior management of the Company regarding the past and current business operations, financial condition, and future prospects of the Company and considered such other matters as we deemed relevant to our inquiry.

         In rendering our opinion, we have taken into account our assessment of general economic, market, and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the industry in which the Company operates generally. Our opinion is necessarily based upon the information made available to us and conditions as they currently exist and can be evaluated as of the date hereof.

The Board of Directors
August 7, 2001
Page 2


         We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the Company's internal operating data and financial analyses and forecasts supplied to us, we have assumed that such data, analyses, and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's senior management as to the recent and likely future performance of the Company. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based.

         Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transactions in which the Company might engage. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries or affiliates and have not been furnished with any such evaluation or appraisal. Moreover, for purposes of our opinion we have assumed that the Merger is consummated on the terms set forth in the Merger Agreement and that all conditions to the Merger, including the conditions relating to Kids Holdings and Ameris obtaining sufficient funds to complete the transaction, are satisfied. Accordingly, our opinion does not address the probability that such conditions will, in fact, be satisfied.

         McDonald Investments Inc., as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. McDonald Investments has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We have in the past provided investment banking services to the Company, for which we have received compensation. In the ordinary course of our business, we may hold or actively trade the CCS Common Stock for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         The Company is entitled to reproduce this opinion, in whole but not in part, in any Proxy Statement or other similar disclosure document; provided, however, that any excerpt from or reference to this opinion (including any summary thereof) in such document must be approved by us in advance. Notwithstanding the foregoing, this opinion does not constitute a recommendation to any shareholder of the Company to vote in favor of the Merger. Furthermore, we are not expressing any opinion as to the price at which the CCS Common Stock will trade subsequent to the announcement of the Merger.

         We were engaged by the Board of Directors of the Company to render this opinion in connection with the Board's discharge of its fiduciary obligations. We have advised the Board of Directors that we do not believe that any person (including a shareholder of the Company) other than the Board of Directors has the legal right to rely on this opinion for any claim arising

The Board of Directors
August 7, 2001
Page 3



under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of any person under the federal securities laws or on the rights and responsibilities of the Company's Board of Directors under applicable law.

         Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof and based on conditions as they currently exist, the Cash Purchase Price is fair to the shareholders of the Company from a financial point of view.



                                                     Very truly yours,

                                                     MCDONALD INVESTMENTS INC.


                                                     By:  /s/ J. Gentry Barden
                                                         -----------------------
                                                          J. Gentry Barden
                                                          Managing Director

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHILDREN'S COMPREHENSIVE SERVICES, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________, ______________, 2001.

         The undersigned hereby appoints William J Ballard and Donald B. Whitfield, and each of them, as proxies, with full power of substitution, to vote all shares of stock that the undersigned could vote if present in person at the Special Meeting of Shareholders of Children's Comprehensive Services, Inc., to be held on ____________, ______________, 2001 at ___________________________,
Nashville, Tennessee, _____ at _____ local time, and any adjournments thereof.

(1) APPROVAL OF THE AGREEMENT FOR STATUTORY MERGER, DATED AS OF AUGUST 8, 2001, BETWEEN KIDS HOLDINGS, INC., AMERIS ACQUISITION, INC. AND CHILDREN'S COMPREHENSIVE SERVICES, INC.

         [ ]  FOR                   [ ]  AGAINST                    [ ] ABSTAIN

(2) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO CONSIDER AND TAKE ACTION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                             [FORM OF BACK OF PROXY]

If no direction is made, this proxy will be voted FOR the proposal to approve the Merger Agreement in paragraph 1.

Dated: __________________, 2001

                                         PLEASE SIGN HERE AND RETURN PROMPTLY

                                         -------------------------------------
                                             Name(s) of Shareholder

                                         -------------------------------------
                                             Signature

                                         -------------------------------------
                                             Signature, if held jointly

                                         Please sign exactly as your name
                                         appears at left. If registered in the
                                         names of two or more persons, each
                                         should sign. Executors, administrators,
                                         trustees, guardians, attorneys, and
                                         corporate officers should show their
                                         full titles.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD NO LATER THAN _____________, 2001 USING THE ENCLOSED ENVELOPE.



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